UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SPOK HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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Notice of Annual Meeting of Stockholders
2022 Proxy Statement

April 28, 2022
Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Spok Holdings, Inc. (the "Company") to be held on Tuesday, July 26, 2022, at 10:00 a.m., Eastern Time. This year's Annual Meeting will again be conducted via live webcast as a virtual meeting of stockholders. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SPOK2022, and you will be able to submit your questions and vote your shares electronically by attending the Annual Meeting at this virtual location.
We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.
Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
At this year’s meeting, we will vote on the election of six directors and the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers for 2021.
We follow the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. We believe this expedites stockholders' receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021. The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials. The Notice or a full set of proxy materials will be mailed to stockholders on or about June 14, 2022.
Your voice is very important. Regardless of whether you plan to participate in the Annual Meeting, I urge you to date, sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting. We appreciate your continued confidence in the Company and your support for our strategy, and we look forward to your participation in the Annual Meeting on July 26, 2022.

Sincerely,

/s/Royce Yudkoff
Royce Yudkoff
Chair of the Board of Directors

Spok Holdings, Inc. Notice of 2022 Annual Meeting of Stockholders

DATE AND TIME:	Tuesday, July 26, 2022, 10:00 a.m., Eastern Time

PLACE:	Online at: www.virtualshareholdermeeting.com/SPOK2022

ITEMS OF BUSINESS:
1. To elect six nominees as directors to the Board of Directors; 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022; 3. To hold a non-binding advisory vote to approve 2021 named executive officer compensation ("Say-on-Pay"); and 4. To transact such other business as may properly come before the meeting.

ATTENDANCE AND VOTING:
You are entitled to attend and vote at the virtual Annual Meeting if you were a stockholder of record as of the close of business on June 1, 2022, the record date, or you hold a valid proxy for the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315. The list of these stockholders will also be available to view during the Annual Meeting for stockholders that attend the meeting. Your proxy materials will contain a 16-digit number that must be used to gain access into the Annual Meeting.

INTERNET AVAILABILITY:
We are using the Internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending our stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials ("Notice") with instructions for accessing the material and voting via the Internet. This Proxy Statement and our 2021 Annual Report to Stockholders are available free of charge at www.virtualshareholdermeeting.com/SPOK2022 or on our website, www.spok.com.

PROXY VOTING:
We cordially invite you to participate in the Annual Meeting. Your participation is important regardless of the number of shares you own. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. Or you may vote prior to the Annual Meeting by telephone, through the Internet or by mailing your completed proxy card. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting and Voting" starting on page 7 of the proxy statement.

By Order of the Board of Directors,

/s/Sharon Woods Keisling
Sharon Woods Keisling
Corporate Secretary and Treasurer
April 28, 2022
Alexandria, Virginia

Forward-Looking Statements
This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to the Company's new strategic business plan, including its ability to maximize revenue and cash generation from its established businesses and return capital to shareholders, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, future impairments of our long-lived assets, amortizable intangible assets and goodwill, the effects of our limited-duration shareholder rights plan, and the outcome of the Company's strategic alternatives review, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The Company disclaims any intent or obligation to update any forward-looking statements.

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PROXY STATEMENT SUMMARY
This summary highlights information about Spok Holdings, Inc. (the “Company,” “Spok,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information that you should consider in voting your shares and you should carefully read the entire Proxy Statement. Spok, Inc. is our operating subsidiary and is an indirect wholly owned subsidiary of Spok.
VOTING MATTERS AND BOARD OF DIRECTOR RECOMMENDATIONS
Our Board of Directors ("Board") unanimously recommends that you vote on the accompanying proxy card or by telephone or via the internet as set forth on the proxy card, as follows:

Proposal	Board Vote Recommendations	Page Reference
1. Election of Six Directors	FOR Each Nominee	54
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	59
3. Advisory Vote to Approve Named Executive Officer Compensation for 2021 (“Say-on-Pay”)	FOR	60
BOARD OF DIRECTORS NOMINEES
You are being asked to vote on the following six nominees for director. As previously disclosed, N. Blair Butterfield, Stacia A. Hylton, Matthew Oristano and Royce Yudkoff are not standing for election at the Annual Meeting. Each director is elected annually by a majority of the votes cast. Further information about each nominee can be found starting on page 54.

Name	Age	Director Since	Principal Occupation	Independent
Dr. Bobbie Byrne	54	2020	Chief Information Officer, Advocate Aurora Health	Yes
Christine M. Cournoyer	70	2020	Former Chairperson and Chief Executive Officer of N-of-One, Inc.	Yes
Randy H. Hyun	48	2021	Chief Operating Officer, CarepathRx LLC, and Chief Executive Officer, CarepathRx Health Systems Solutions	Yes
Vincent D. Kelly	62	2004	President and Chief Executive Officer, Spok Holdings, Inc.	No
Todd Stein	44	2018	Co-Investment Manager of Braeside Investments, LLC	Yes
Brett Shockley	62	2020	Chairman and Chief Executive Officer of Journey AI, Inc.	Yes

CORPORATE GOVERNANCE HIGHLIGHTS

•Annual election of directors by majority of votes cast (in uncontested elections)
•Five of our six nominees for director are independent and two of our nominees are women
•Chair of the Board of Directors is an independent director
•All Board committees consist solely of independent directors
•Stock ownership guidelines for directors and executive officers

•Policies prohibiting hedging and pledging of our stock
•Compensation "clawback" policy
•Comprehensive Code of Business Conduct and Ethics
•Strong pay-for-performance philosophy
•Regular executive sessions of independent directors

In recognition of our governance practices, Institutional Shareholder Services (ISS) has consistently given us its highest ranking of “1” under its Governance QualityScore rating system, and a “1” for Spok’s “Shareholder Rights,” which indicates the lowest governance risk as compared to our industry.
STOCKHOLDER ENGAGEMENT
We value our stockholders' input and interact with our stockholders in a variety of ways. In 2021, our stockholder engagement included: 1) conducting quarterly reviews of our financial and operating results, 2) meeting individually with investors and other interested parties who requested meetings with management, 3) speaking with our largest stockholders throughout the year and 4) hosting a virtual Investor Day that included management presentations and product demonstrations. We welcome the opportunity to meet with stockholders. Our Investor Relations professional is the contact point for stockholder interaction with the Company. Stockholders can reach us at (312) 445-2866 or via email at spok@alpha-ir.com.
NEW STRATEGIC BUSINESS PLAN
In February 2022, our Board announced a new strategic business plan that prioritizes maximizing free cash flow and returning capital to stockholders. Highlights of the new strategic business plan include:

•The Company intends to maximize revenue and cash generation from its established lines of business: the Spok Care Connect Suite including Spok Mobile, and Wireless services, by investing in a targeted manner in these important and valuable franchises to continue its long-standing relationships with the nation’s leading healthcare providers.
•The Company is discontinuing Spok Go and intends to eliminate all associated costs.
•The Company plans to streamline its management structure, rationalizing externals costs, reducing capital expenditures and consolidating offices.
•The Company increased its quarterly dividend by 150%, from $0.125 per share to $0.3125 per share, and intends to continue this dividend for the foreseeable future.
•The Company announced a repurchase program of up to $10 million of the Company’s common stock.
COMPENSATION PROGRAM HIGHLIGHTS
•Annual base salary rates for current named executive officers ("NEOs") generally remained unchanged in 2021 compared to 2020. Additionally, for the first half of 2021, we continued the company-wide furloughs adopted in mid-2020 in response to the COVID-19 pandemic. We also enacted a plan for the first three quarters of 2021 whereby qualified employees, including our NEOs, received a portion of their base salary in the form of shares of the Company's common stock in lieu of cash. These awards were made in advance on a quarterly basis and vested immediately.
•We set rigorous goals for the 2021 short-term incentive plan (“STIP”) and paid awards based on achievement of these goals. We paid 2021 STIP awards below the incentive target for each NEO, primarily due to 2021 Spok Go operations bookings of $2.5 million, which was lower than threshold performance.
•The Company granted Restricted Stock Units (“RSUs”) to selected executives in January 2021 under the Long-Term Incentive Plan (“LTIP”). The equity-based award is divided between time served with the Company (50% time-based) and achieving aggregate performance goals (50% performance-based) for the three years ending December 31, 2023.

•Stock ownership guidelines remain in effect for all executive officers, including NEOs.
•Policies prohibiting pledging and hedging of our stock remain in effect for all executive officers, including NEOs.
•A “clawback” policy for adjustment or recovery of compensation in certain circumstances remains in effect.
•In October 2018, management presented to the Compensation Committee an adjustment to decrease STIP and LTIP compensation for the Chief Executive Officer ("CEO"), which the Compensation Committee approved. The purpose of these changes was to free up additional resources for the Company's research and development efforts. For 2020 and 2021, to demonstrate leadership in connection with the economic effects of the COVID-19 pandemic, our CEO voluntarily agreed to continue his 37.5% reduction in LTIP target award levels consistent with 2019 compensation.
KEY GOVERNANCE ELEMENTS IN OUR EXECUTIVE COMPENSATION PROGRAM
The following is a summary of specific elements of our 2021 executive compensation program designed to align the interests of our stockholders and executives.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
•We provide meaningful at risk elements of compensation for executives that are performance-based.	•We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
•Equity-based LTIP awards for 2021 were in line with our peer groups and are 50% performance-based, 50% time-based and 100% aligned with stockholder value.	•We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
•Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	•We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
•Short-term incentive awards for 2021 were 100% dependent upon our performance and are measured against objective financial and operational metrics that are intended to link either directly or indirectly to the creation of value for our stockholders.
•The Compensation Committee uses an independent compensation consultant when seeking outside recommendations.
•We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	•Our compensation programs are intended to not encourage imprudent risk-taking.
•50% of our long-term incentives for 2021 were delivered in the form of performance-based RSUs which vest only if pre-established quantifiable financial metrics are achieved over a multi-year period.
•We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions involving our stock.

•We review our pay-for-performance relationship on an annual basis.	•We conduct a stockholder outreach program throughout the year.
•We disclose our corporate performance goals and achievements relative to our STIP goals each year.
Our Commitment to Corporate and Social Responsibility
Guided by our purpose and mindful of our stockholders, customers, communities and others whose trust we value, we are committed to establishing an industry-leading Corporate and Social Responsibility (“CSR”) program. We believe sustainability is a key part of our business strategy. We bring the experience, collaboration, resilience, and courage to explore new opportunities to address relevant environmental, social and governance ("ESG") issues to better manage risk and generate sustainable, long-term value for our stockholders, customers, healthcare partners and team members. Our Board recognizes the integral role that our corporate purpose and culture plays in the Company’s long-term success, and we believe our ability to proactively manage relevant risks and opportunities demonstrates the effective leadership and government principles that investors desire.

The Nominating and Governance Committee has formal responsibility and oversight for environmental and social policies and programs and receives reporting on key ESG matters and initiatives. Our internal working group on ESG is co-chaired by executive leaders and comprised of geographically diverse employees from multiple business units. The ESG working group serves as the central oversight body for our ESG strategies to fulfill our ESG mission in serving customers, stockholders, employees and the communities we impact through effective and sustainable practices.
Spok’s ESG policies, programs, and practice statements include the following:
a.Environmental Management System
b.Vendor Code of Conduct
c.Vendor/Supplier Diversity Policy
d.Enterprise Labor Rights Policy
e.Conflict Mineral Statement
f.Climate Policy
g.Anti-Discrimination and Anti-Harassment Policy
h.Employee Handbook
i.Annual ESG Report
Lessons from the COVID-19 Pandemic
Although there were many negatives associated with the COVID-19 pandemic over the past two years, it is important for us to remember those that helped us fight the pandemic as well. The frontline healthcare workers who continue to fight this ravaging disease are true heroes. All of us at Spok continue to be deeply grateful to the caregivers who are under immense physical and mental pressure during this unprecedented pandemic. We extend our sincerest thanks.
At work we are continuing to do our part to help slow the spread of COVID-19 by encouraging, and in some cases requiring, vaccination for COVID-19. In addition, we intend to implement best practices for preventing the spread by having everyone who can do so work remotely, wear masks, socially distance, practice frequent hand washing, and follow CDC guidelines. We remain committed to supporting mission-critical healthcare communications and helping our customers serve all of their patients during this difficult time. We continue to offer emergency paid sick leave for those who were sick or quarantined because of COVID-19 and provided additional time off to caregivers as needed. We provided special emotional-support programs and resources through our Employee Assistance Program – and free financial planning support including access to certified planners and credit monitoring services. We continue to make adjustments to business processes as needed and help our employees make adjustments to their new work environments, such as reimbursing of unique office expenditures. In response to the need for mental and emotional wellbeing, we have encouraged employees to take breaks when needed, and to bond and stay connected through various challenges, virtual team coffee breaks and other initiatives and resources. We also began offering "Wellness Wednesday" and "Fun Friday" events aimed at helping our employees through this challenging time.
The acceleration of the digital transformation of so many activities has affected virtually all aspects of daily life — how we shop, interact, work, eat, obtain healthcare, and more. Many of these changes are here to stay. This past year was certainly a year of growth in many ways, and it continues to serve as inspiration to help us tackle the coming year together.
Healthcare and other frontline workers continue to push themselves beyond what they could ever have imagined. The physical and mental toll has been significant, and we are so grateful for all of those working so hard to save lives every day. This pandemic has helped a broader audience understand more about our interconnected healthcare system and the physicians, nurses, and other care team members who devote their lives to their patients. One astounding change arising from the pandemic is the astronomical rise of telehealth.
Not only has telehealth given patients the ability to connect with providers in a way that protects both parties, but it has also enabled many providers to stay in business at a time when some patients have delayed preventative and routine care. Providers are now working to improve their technology capabilities to continue this approach going forward. They will need to consider how this option will work across their patient populations, with differing access to technology and different comfort levels surrounding its use.

Spok is proud to keep care team communication flowing with the availability, simplicity, and reliability of pagers. Many of our customers have ramped up their paging capabilities to complement their use of smartphones and other communication devices as their physical spaces grow and change. Leading organizations look to pagers for a cost-effective and valuable tool that can be deployed quickly and easily across their staff.
Environmental Initiatives
The key components of our environmental initiatives include: strategically optimizing our real estate and facilities footprint; improving accessibility of our offices and the preservation of natural resources; empowering and educating our employees; monitoring vendors and suppliers and partnering with those who share our environmental values; producing ESG-focused products for clients, and serving as an ESG example for the public.
•We stock our office pantries with reusable or recyclable products.
•Our offices are located near public transportation or electric car charging stations.
•We have a longstanding practice of offering employees pre-tax public transportation allowances and subsidies.
•We emphasize our commitment to act as a responsible corporate citizen endeavoring to lessen our environmental impact and make our operations environmentally efficient.
•Our Green Working Team brings together employees who are passionate and knowledgeable about the environment and who want to make a difference in their office and community.
•We offer employee awareness training on ESG topics, such as supply chain, consumption, waste reduction/recycling, travel and what employees can do to impact their community.
•We encourage suppliers to adopt sustainability and environmental practices in line with our published Vendor Code of Conduct.
To the extent practical, we expect our vendors to provide us with a reporting and transparency commitment related to sustainability and environmental impacts.
Sustainability
There is a growing need to manage climate risks globally. The Company embraces resource sustainability and environmental restoration as key methods for value creation. Our wireless and software solutions help our clients develop paperless processes that eliminate waste and benefit the economy and the environment. The Company's products and services and internal policies — ranging from our employees' ability to work remotely to proper handling, recovery, and recycling of electronic equipment (laptops, modems, transmitters, and batteries) — help our employees and customers use less energy, and therefore create fewer greenhouse gas emissions. In 2021, all Spok employees were gifted a tree to plant to reinforce our commitment to sustainability. To learn more about our sustainability efforts, please visit our Company website at www.spok.com/about-spok/investor-relations/. Information on the Company’s website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.
Diversity and Inclusion
Attracting, developing, and motivating the best people is critical to our success. We strive to create a working environment where employees feel respected and valued for their contributions. We have invested in a new employee recognition program and enhanced the ability for employees to set their own work objectives in line with the Company’s goals.
We strive to provide an inspiring, impactful and dynamic experience to all of our employees. We invest in our employees to ensure we remain an employer of choice and to inspire leadership, creativity, execution and personal growth. In our daily work, we value and reward client focus, integrity, collaboration, expertise and accountability, and we reinforce these values by embedding them into our programs, policies and processes.
The Board, Nominating and Governance Committee, and management regularly engage in in-depth discussions, including discussions regarding the alignment of our culture with our corporate strategy; efforts to shape our corporate culture; succession planning; talent development, and our diversity and inclusion initiatives.
We have a Diversity and Inclusion Council made up of employees representing multiple business segments and various levels of seniority. The Council is committed to improving the understanding of how diversity, equity, and inclusion (“DEI”) affect the accomplishment of Spok’s core values. Being accountable to one another for our actions is a big part of who we are. The Council exists to increase awareness of DEI and to support leadership in optimizing the contributions of the Company. The Council champions the adoption and implementation of DEI goals and recommendations through the entire Company and provide education, training, and tools to all of our employees.

Our human capital management strategy focuses on diversity and promoting an inclusive culture that respects all voices and reflects our core values. Recently, we developed a Corporate and Social Responsibility Policy that details this commitment. By taking an integrated approach that focuses on both opportunities and risks, we believe our evolving CSR strategy allows us to proactively address key reputational and operational risks that threaten the sustainability of our business.
Our solutions improve communications in critical situations, supporting organizations that save lives. It is why we believe strongly in being a good corporate citizen and promoting a company culture of giving back. Through volunteering, charitable fundraising, and other efforts, we provide support that improves people’s lives and makes the world a better place. We have created a culture of giving back and are committed to keeping corporate responsibility a part of everyday work. Our success as a company results from the care and compassion of our team members who bring our culture to life each day. Our team members generously volunteer their time each year, making their communities stronger for everyone.
Corporate and Social Responsibility Engagement
As we consult with our employees, state and community leaders, sustainability professionals and labor and non-profit groups about ways to expand our CSR metrics and enhance our planning process, we continue to develop specific quantitative targets for sustainability goals, and intend to report the Company’s progress toward meeting those goals.
Key CSR efforts include:
•Regular annual workforce training;
•Approved Vendor Certification program;
•Charitable contributions and partnerships with American Lung Association, American Red Cross, Alzheimer’s Association, National MS Society, Camp Odayin and Minnesota Special Olympics;
•Donation drives for the military and first responders;
•Comprehensive corporate wellness program that includes confidential employee assistance counseling, promoting mental, physical, social, and financial health;
•Public safety briefings and workshops;
•Ongoing engagement on third-party CSR initiatives, including the Sustainability Accounting Standards, CEO Action for Diversity and Inclusion Pledge, Responsible Business Alliance Code of Conduct, Universal Declaration of Human Rights, ILO International Labor Standards, OECD Guidelines for Multinational Enterprises, and ISO and SA standards;
•Using environmentally preferred materials (EPMs) where possible;
•Reducing packaging volume to help lower transportation costs;
•Recycling, refurbishing and/or reusing our products and materials;
•Providing recycling information on product labels;
•Using environmentally friendly cleaning and personal care products; and
•Reducing the volume of waste in landfills.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board is soliciting your proxy. Your proxy will be voted at the Annual Meeting on July 26, 2022, at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) of such meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or by the Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at such meeting.
2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the Annual Meeting is June 1, 2022. Only stockholders as of the close of business on the Record Date will be entitled to vote and attend the Annual Meeting. On April 1, 2022, there were 19,693,657 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
3. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are the stockholder of record. If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 9, below, describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.
It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 9.
4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet: All stockholders of record may vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card or Notice of Internet Availability of Proxy Materials ("Notice")(within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy card or Notice and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions along with the Notice or proxy materials received from the Company. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
In Writing: All stockholders also may vote by mailing their completed and signed proxy card (in the case of stockholders of record) or their completed and signed voting instruction form (in the case of street name holders).
Annual Meeting: This year, the Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website:
www.virtualshareholdermeeting.com/SPOK2022
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.
Even if you plan to participate in the online Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

5. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Proposal Proposal 1 – Election of Directors (pages 54-58)
Board Recommendation and Voting Requirement
Board Recommendation
The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement
Directors will be elected by a majority of the votes cast. Thus, a nominee will be elected if the votes cast "FOR" the nominee exceed the votes cast "AGAINST" the nominee.

In the event any nominee is unable or unwilling to serve, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons nominated will be unable or unwilling to serve as a director if elected.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm (page 59)
Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The ratification of the appointment of the independent registered public accounting firm requires a majority of the votes cast. Thus, the selection will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation ("Say-on-Pay") (page 60)
Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The advisory approval of the compensation of the Company's named executive officers requires a majority of the votes cast. Thus, the compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST.”
This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

6. WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. This year the tabulator will be Broadridge Financial Solutions.
7. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the six nominees for director; “FOR” the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2022; and “FOR” the advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).

8. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.
We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078. You can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).
9. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 3), your shares will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. We therefore encourage you, regardless of whether you plan to participate in the Annual Meeting, to sign and return your proxy card, or use telephone or Internet voting prior to such meeting, so that your shares of common stock will be represented and voted at the Annual Meeting.
Street Name Holders: If your shares are held in street name (see Question 3) and you do not provide your voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee, but only under certain circumstances. Specifically, under stock exchange rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting (specifically, the election of director nominees and the advisory vote to approve the compensation of the Company’s named executive officers) are not considered “routine” under stock exchange rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.”
OUR BOARD STRONGLY URGES YOU TO SUBMIT YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING.
10. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will be included in determining the presence of a quorum, but will not be included in the totals of votes cast and will not otherwise affect the outcome of the vote at the Annual Meeting. Broker non-votes are described more particularly in Question 9 above.
11. HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the Annual Meeting by:
(a)giving written notice to the Corporate Secretary of the Company;
(b)delivering a later-dated proxy; or
(c)voting online during the Annual Meeting.
Attendance and participation in the Annual Meeting without voting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. For shares you held beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by attending the Annual Meeting and voting your shares online during such meeting.
If your shares are held in street name (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your broker, bank, or other nominee and follow its procedures for changing your voting instructions. You also may revoke your proxy by attending the Annual Meeting and voting your shares online during such meeting.
12. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Broadridge Investor Communication Solutions, Inc. ("Broadridge") at an anticipated cost of $19,000, plus reimbursement of out of pocket expenses. The Broadridge cost includes support for the virtual Annual Meeting.

13. HOW CAN I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you are a holder or joint holder of Spok common stock as of the close of business on June 1, 2022, or you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online, view the stockholder list and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2022. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
14. WHY IS THE COMPANY USING A VIRTUAL MEETING?

Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world while also providing improved communication and cost savings for our stockholders and the Company.
You will be able to attend the Annual Meeting of stockholders online, view the stockholder list and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2022. You also will be able to vote your shares electronically at the Annual Meeting.
15. WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call:
1 (800) 586-1548 (U.S.)
1 (303) 562-9288 (International)
16. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy or voting instructions by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (‘broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
17. WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.
18. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Vincent D. Kelly and Michael W. Wallace, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of the nominees named in this Proxy Statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
19. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting or in our Quarterly Report on Form 10-Q if filed within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND GOVERNANCE MATTERS
BOARD RESPONSIBILITY, COMPOSITION AND MEETINGS
The primary responsibility of our Board is to foster the long-term success of the Company and, in turn, to oversee the generation of long-term stockholder value. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company.
As previously disclosed, we have reduced the size of the Board to six members to better align the Board’s size and composition with the Company’s recently announced business strategy. As a result of the reduction in Board size, four incumbent directors, N. Blair Butterfield, Stacia A. Hylton, Matthew Oristano and Royce Yudkoff, will not stand for re-election at the Annual Meeting. All ten current directors will continue to serve their full terms, which expire at the Annual Meeting
Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the six nominees currently serves as a director, and each of those six was elected by the stockholders at the 2021 Annual Meeting of Stockholders. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 54.
The Board holds regular meetings each quarter and special meetings are held when necessary. The Board’s organizational meeting follows the annual meeting of stockholders. Each year, one of the Board meetings is devoted primarily to reviewing the Company’s long-range plan. The Board held eleven meetings in 2021. The Board meets in executive session at every Board meeting. Directors are expected to attend the Board meetings, the annual meeting of stockholders and meetings of committees of the Board on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting.
The following table shows director attendance for Board and committee meetings in 2021:

	Percentage of Meetings Attended
	Board	Audit Committee	Capital Allocation Committee(1)	Compensation Committee	Cybersecurity Committee	Nominating and Governance Committee
Directors	(11 meetings)	(4 meetings)	(1 meetings)	(6 meetings)	(4 meetings)	(4 meetings)
Royce Yudkoff	100%	N/A	N/A	100%	N/A	100%
N. Blair Butterfield	100%	N/A	100%	100%	100%	N/A
Dr. Bobbie Byrne	100%	N/A	N/A	N/A	100%	N/A
Christine M. Cournoyer	100%	N/A	100%	N/A	N/A	100%
Stacia A. Hylton	100%	100%	N/A	N/A	100%	N/A
Vincent D. Kelly	100%	N/A	N/A	N/A	N/A	N/A
Randy Hyun(2)	100%	N/A	N/A	100%	N/A	N/A
Matthew Oristano	100%	100%	N/A	N/A	N/A	N/A
Brett Shockley	100%	N/A	100%	N/A	N/A	100%
Todd Stein	100%	100%	100%	N/A	N/A	N/A
(1) The Capital Allocation Committee was formed in 2021.
(2) As previously reported, Mr. Hyun was elected to the Board at the 2021 Annual Meeting of Stockholders.
All directors attended the 2021 Annual Meeting of Stockholders.

BOARD LEADERSHIP STRUCTURE
The Board has segregated the positions of Chair of the Board and CEO since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. The Board believes that segregation of these positions has allowed the CEO to focus on managing our day-to-day activities within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing our overall strategic direction consistent with the input of other directors and management. The Board believes this structure has served the stockholders well by ensuring the development and implementation of our strategies in the healthcare communications market.
GOVERNANCE GUIDELINES, POLICIES AND CODES
The Board has adopted Corporate Governance Guidelines that may be found on our website at www.spok.com/meet-spok/investor-relations. In addition, the Board has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all our directors and employees, including the CEO and Chief Financial Officer (“CFO”). The Code may be found on our website www.spok.com/meet-spok/investor-relations. During 2021, we did not request a waiver of the Code and did not grant any such waivers. Should any amendment or waiver become necessary, we intend to post such amendments to or waivers from the Code (to the extent applicable to the Company’s directors, principal executive officer, principal financial officer or principal accounting officer) on our website. Information on the Company’s website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.
BOARD’S RISK OVERSIGHT ROLE
Our primary risks consist of managing our business profitably during the continued transition of declining wireless revenues and subscribers and profitably expanding our software revenues and bookings. In general, the Board, as a whole and at the committee level, oversees our risk management activities. The Board annually reviews management’s long-range plan and the annual budget that results from the strategic planning process. Using that information, the Compensation Committee establishes both the short-term and long-term compensation programs along with the performance criteria that apply to all executives of the Company (including the NEOs). These compensation programs are discussed and ratified by the Board. The compensation programs are designed to focus management on the performance metrics that we expect will drive profitability in our business and long-term stockholder value. See “Compensation Discussion and Analysis - Executive Compensation Design” for additional information regarding risk management related to the Company’s compensation policies and procedures. The Board receives periodic updates from management on the status of our business and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices and for its oversight of the risks arising from related-party transactions. Thus, in performing its risk oversight, the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.
Cybersecurity and Privacy Risk
Protecting the privacy of customer information and the security of our systems and networks is a top priority at Spok. The Board is committed to maintaining strong and meaningful privacy and security protections for our customers’ and the Company’s information and established a Cybersecurity Committee in October 2019. The Cybersecurity Committee is responsible for overseeing Spok’s risk management program relating to privacy and cybersecurity. In keeping with the Company's high standards for cybersecurity, Company management will provide regular updates to the Cybersecurity Committee on data privacy and cybersecurity matters.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established various separately designated standing committees to assist it with performance of its responsibilities. The Board designates the members of these committees and the committee chairs annually at its organizational meeting, which typically follows the annual meeting of stockholders, based on the recommendations of the Nominating and Governance Committee. The Chair of each committee works with Company management to develop the agenda for that committee and determine the frequency and length of committee meetings. After each meeting, each committee provides a full report to the Board.
The Board has adopted written charters for each of these committees. These charters are available on the Company’s website at www.spok.com/meet-spok/investor-relations. The following table summarizes the primary responsibilities of the committees:

Committee	Primary Responsibilities
Audit
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes and systems of internal control; the qualifications, independence and performance of the Company’s independent registered public accounting firm, the internal auditors and the internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee Report required by SEC rules. See pages 21 and 22 for further matters related to the Audit Committee, including its report for the year ended December 31, 2021.

Capital Allocation	The Capital Allocation Committee assists the Board in its oversight of the Company's operational objectives and corporate strategy, capital allocation priorities and other opportunities for maximizing stockholder value.
Compensation
The Compensation Committee determines, reviews and approves the compensation of the NEOs, including salary, annual short-term incentive awards and long-term incentive awards. The Compensation Committee reviews director compensation and recommends changes in compensation to the Board. In addition, the Compensation Committee evaluates the design and effectiveness of the Company’s incentive programs. See pages 23 through 25 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 27 through 44. The Compensation Committee also prepares the Compensation Committee Report required by SEC rules.

Cybersecurity	The Cybersecurity Committee was established to enhance the Board’s understanding and oversight of the policies, controls and procedures that Spok management has put in place to identify, manage and mitigate risks related to cybersecurity, privacy and disaster recovery.
Nominating and Governance
The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with the criteria established by the Board, which are described in the Company’s Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of stockholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees; advises the Board on ESG matters, including the development of recommendations to the Board on the Company’s ESG Guidelines; and oversees the self-evaluation process of the Board and its committees.

The following table sets forth the current members of each committee, currently consisting only of non-executive directors, and the number of meetings held during 2021.

Directors	Audit(1)	Capital Allocation(2)	Compensation(3)	Cybersecurity (4)	Nominating and Governance(5)
Royce Yudkoff(6)			Member		Member
N. Blair Butterfield		Member	Chair	Member
Dr. Bobbie Byrne				Member
Christine M. Cournoyer		Chair			Chair
Stacia A. Hylton	Member			Chair
Randy Hyun(7)			Member
Matthew Oristano	Chair
Brett Shockley		Member			Member
Todd Stein	Member	Member
2021 Meetings	4	1	6	4	4
(1)The Audit Committee consists entirely of non-executive directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that all members of the Audit Committee are financially literate and that Matthew Oristano and Todd Stein are each an “audit committee financial expert” within the meaning set forth in SEC regulations.
(2)The Capital Allocation Committee was formed in 2021 and consists entirely of non-executive directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.
(3)The Compensation Committee consists entirely of non-executive directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ, are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act, and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.
(4)The Cybersecurity Committee consists entirely of non-executive directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.
(5)The Nominating and Governance Committee consists entirely of non-executive directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.
(6)Chair of the Board of Directors.
(7)As previously disclosed, Randy Hyun was elected to the Board at the 2021 Annual Meeting of Stockholders.
Cybersecurity Committee
The Board established a Cybersecurity Committee in October 2019. The Board determined that a committee solely dedicated to cybersecurity oversight was critical in today's ever-evolving landscape. Risks related to cybersecurity are now, more than ever, inherent risks that requires dedicated focus within our business. The Cybersecurity Committee reviews and advises the Board with respect to the Company’s information technology use and data security, including, but not limited to, enterprise cybersecurity, privacy, data collection and protection and compliance with information security and data protection laws. The Committee also provides the Board with insight as to how management is validating the operational effectiveness of its cybersecurity risk management program as well as the impact of any new product, initiative, or partnership on the cybersecurity programs. The Cybersecurity Committee is made up of three independent Directors.
Capital Allocation Committee
The Board established a Capital Allocation Committee in May of 2021. The committee serves a critical role in evaluating the Company's operational objectives and corporate strategy, including its plans and strategies to manage growth, and making recommendations regarding any significant investments that may be necessary to support such growth. Additionally, the committee periodically evaluates and provides recommendations regarding the Company's capital structure, capital allocation priorities and the return of capital to stockholders, as well as other opportunities for maximizing stockholder value.

DIRECTORS
Process for Nominating Directors
The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting of stockholders.
In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from directors, management, stockholders and others, including from time to time executive search and board advisory firms. The Nominating and Governance Committee has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification and assessment of director candidates.
The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not adopted a formal process because we believe that an informal consideration process has served stockholders well. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of our Secretary, at least six months before the next annual meeting of stockholders to ensure time for meaningful consideration by the Nominating and Governance Committee. The approach for nominating directors is the same regardless if the nominees are submitted to the Nominating and Governance Committee by stockholders or if the nominees are recommended by the Company or the Board. The Company’s Bylaws set forth the procedures and the timeline that a stockholder must follow to nominate directors (see “Stockholder Proposals and Company Documents” on page 64).
The current composition of our Board is discussed under “Board Responsibility, Composition and Meetings” on page 11. Biographical information and qualifications of the nominees for director are included under “Proposal 1-Election of Directors” on page 54.
Director Qualifications and Board Diversity
The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understanding of the needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.
The Nominating and Governance Committee is focused on diversity, and as part of its review of Board candidates, the Nominating and Governance Committee considers diversity in the context of age, business experience, knowledge and perspective from other fields or industries such as investment banking, manufacturing, professional services, government services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.
Under “Proposal 1 – Election of Directors,” we provide our overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Nominating and Governance Committee and the Board as relevant to achieving the Company’s strategic direction and overseeing its operations.

Director Independence Determinations
The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with our Company. Based upon both detailed written submissions by members of the Board and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined that all of our current directors are independent, with the exception of Mr. Kelly, our CEO. In making these independence determinations, the Board also reviewed Dr. Byrne's relationship with Advocate Aurora Health, as discussed below.
Compensation of Directors
The Company’s philosophy is to provide competitive compensation necessary to attract and retain highly qualified non-executive directors, while also ensuring that non-executive directors' interests are strongly aligned with those of our stockholders. Directors who are full-time employees of the Company (currently, only Mr. Kelly) receive no additional compensation for service as a director.
The Compensation Committee periodically reviews the competitiveness of director compensation, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. There were no changes made to the target compensation levels for non-executive directors in 2021, although the Board determined that it would continue to pay compensation normally payable to the non-executive directors in cash, in the form of either Deferred Stock Units ("DSUs") or restricted stock as described below.
Historically, each non-executive director received cash compensation of $45,000 ($55,000 for the Chair of the Audit Committee), payable quarterly. However, in order to provide for even closer alignment of our non-executive directors’ interests with those of our stockholders and to demonstrate leadership in connection with the economic effects of the COVID-19 pandemic, the Board approved converting the cash portion of our non-executive director compensation program to restricted stock for the second half of 2020 and subsequently extended this arrangement for the first three quarters of 2021. In connection with this change, we adopted a deferred compensation plan for non-executive directors, pursuant to which the non-executive directors may defer settlement of these stock awards until a later date, as described below. Following the implementation of this change, each of our non-executive directors received either DSU or restricted stock awards in lieu of cash for the second half of 2020 and the first three quarters of 2021.
Stock awards for non-executive directors were granted quarterly based on our stock price at the time of grant and vest one year following the date of grant. For those non-executive directors who elected to received DSUs, settlement of the DSUs generally occurs upon the earliest of the date the director ceases to serve on the Board, the director’s disability or death, or a change in control. Dividend equivalent rights ("DERs") generally accompany each DSU award and are paid in cash on the Company's applicable dividend payment date.
Notwithstanding the settlement of cash fees in restricted stock or DSUs discussed above, each non-executive director also received an award of restricted stock for 2021, payable quarterly and based upon the closing price per share of our common stock at the end of each quarter, such that each non-executive director received $60,000 of restricted stock ($70,000 for the Chair of the Audit Committee). For 2021, this resulted in an annual award of 5,805 restricted shares for each non-executive director (or 6,771 restricted shares for the Chair of the Audit Committee). The restricted stock vests on the earlier of a change in control of the Company or one year from the date of grant.

The following table presents the cash and equity compensation elements in place during 2021 and paid in quarterly installments for our non-executive directors:

Type of Compensation	Non-Executive Director (excluding Chair of Audit Committee)	Chair of Audit Committee
Annual Cash Fee(1)	$45,000	$55,000
Annual Restricted Stock Award Value(2)	$60,000	$70,000
(1) For each director in 2021, the cash portion of total annual compensation was paid in restricted stock or DSUs for the first three quarters of the year, and paid in cash during the fourth quarter of the year.
(2) Restricted stock vests one year following the grant date, subject to earlier vesting upon a change in control.

The non-executive directors were reimbursed for reasonable out-of-pocket Board-related expenses incurred. No other annual fees were paid to these non-executive directors.
The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2021:

Directors	Fees Earned or Paid in Cash ($)(5)	Stock Award ($)(1)	Total ($)
Royce Yudkoff(4)	45,000	60,000	105,000
N. Blair Butterfield(4)	45,000	60,000	105,000
Dr. Bobbie Byrne	45,000	60,000	105,000
Christine M. Cournoyer	45,000	60,000	105,000
Stacia A. Hylton(4)	45,000	60,000	105,000
Randy Hyun(2)	20,177	11,902	32,079
Brian O’Reilly(3)	33,750	60,000	93,750
Matthew Oristano(4)	55,000	70,000	125,000
Brett Shockley	45,000	60,000	105,000
Todd Stein	45,000	60,000	105,000
(1) Amounts shown reflect the grant date fair value of annual restricted stock awards as determined under FASB ASC Topic 718.
(2) Mr. Hyun was elected to the Board at the 2021 Annual Meeting of Stockholders.
(3) Mr. O'Reilly did not stand for reelection as a director at the 2021 Annual Meeting of Stockholders. All of his restricted shares vested upon his retirement.
(4) Mr. Yudkoff, Mr. Butterfield, Ms. Hylton, and Mr. Oristano will not stand for reelection as directors at the Annual Meeting. All of their restricted shares will vest upon retirement.
(5) Amounts shown represent the director's annual cash fees. For 2021, the directors received a portion of their annual cash fees, those earned from January 1, 2021, through September 30, 2021, in RSUs or DSUs under our deferred compensation plan for non-executive directors. The annual cash fees included in this column were paid as follows:

Directors	Cash Component - Paid in Cash ($)	Cash Component - Paid in DSUs (#)	Cash Component - Paid in Restricted Stock (#)
Royce Yudkoff(3)	11,250	3,251	—
N. Blair Butterfield(3)	11,250	3,251	—
Dr. Bobbie Byrne	11,250	3,251	—
Christine M. Cournoyer	11,250	3,251	—
Stacia A. Hylton(3)	11,250	3,251	—
Randy Hyun(1)	11,250	—	976
Brian O’Reilly(2)	—	2,336	—
Matthew Oristano(3)	13,750	3,975	—
Brett Shockley	11,250	—	3,251
Todd Stein	11,250	—	3,251
(1) Mr. Hyun was elected to the Board at the 2021 Annual Meeting of Stockholders.
(2) Mr. O'Reilly did not stand for reelection as a Director at the 2021 Annual Meeting of Stockholders. All of his restricted shares vested upon his retirement.
(3) Mr. Yudkoff, Mr. Butterfield, Ms. Hylton, and Mr. Oristano will not stand for reelection as Directors at the Annual Meeting. All of their restricted shares will vest upon retirement.

As of December 31, 2021, our non-executive directors had the following number of DSUs and shares of restricted stock outstanding:

Directors	DSUs (#)	Restricted Stock (#)
Royce Yudkoff	5,637	5,805
N. Blair Butterfield	5,637	5,805
Dr. Bobbie Byrne	5,637	5,805
Christine M. Cournoyer	5,637	5,805
Stacia A. Hylton	3,251	5,805
Randy Hyun	—	2,141
Matthew Oristano	6,892	6,771
Brett Shockley	—	9,056
Todd Stein	—	9,056
Non-Executive Director Compensation Actions for 2022
The Board believes that our non-executive director compensation levels, which have not changed since July of 2013 and remain below the median compensation level paid by our peer group, appropriately align compensation with stockholder value. Accordingly, the Board determined to leave non-executive director compensation levels unchanged for 2022, providing that, during the now concluded strategic alternatives review process, non-executive director compensation for 2022 was paid 100% in cash, with the portion that typically would have been a stock award deferred one year from the date the compensation is earned.
Stock Ownership Guidelines for Non-Executive Directors and Prohibitions on Pledging and Hedging
The Board believes that stock ownership guidelines further align the interests of directors with those of the Company’s stockholders. The non-executive directors are required to hold shares of common stock and/or restricted stock equal to $135,000 for each non-executive director and $165,000 for the Chair of the Audit Committee (calculated as three times the annual cash fee) as measured on June 30 of each year. All non-executive directors will have a three-year grace period to reach the ownership threshold. All non-executive directors have met the stock ownership guidelines as of April 28, 2022, except for Mr. Hyun who has until June 2024 to reach the ownership threshold for non-executive directors.
Our non-executive directors each remained committed to holding a meaningful ownership interest in the Company as we continue our transition from a wireless-centric business model to a growth-oriented healthcare communications model. In particular, none of our non-executive directors have sold shares of our common stock held by them directly since May 2013. The Company’s non-executive directors are not permitted to engage in hedging activities with respect to our stock and are not permitted to pledge their shares of our stock.
Board Tenure
The Company has reduced the size of its Board to six members to better align the Board's size and composition with the Company's recently announced business strategy. As a result of the reduction in Board size, four incumbent directors will not stand for re-election at the Annual Meeting.
The Nominating and Governance Committee, as part of its evaluation of nominees to the Board, reviewed the tenure of each nominee. Of the five independent nominees, the longest tenured independent director joined the Board in 2018, and at the time of the Annual Meeting, the average tenure of the five independent nominees will be less than three years. The Nominating and Governance Committee considered the Company’s new strategic business plan that includes a restructuring to discontinue Spok Go, eliminate all associated costs and optimize the Company’s existing structure to drive continued cost improvement. These nominees understand how the Company’s strategies and operations have evolved to support a renewed focus on the existing software and wireless businesses. The Nominating and Governance Committee believes that these nominees have a unique perspective regarding the Company's business strategy that would best provide long-term stockholder value. Based on this evaluation, the Nominating and Governance Committee believes that the six nominees should be elected as directors. The Nominating and Governance Committee will continue to evaluate Board composition annually and make its annual nominations accordingly.

Annual Performance Evaluation
The Chair of the Nominating and Governance Committee oversees an annual Board evaluation process. The process consists of individual interviews and detailed assessments, addressing such topics as Board composition and independence; the oversight of Company strategy; individual director engagement and performance; the quality of Board information and communication; director skills, expertise and education; as well as the performance and composition of individual Board committees. Additionally, each director is asked to comment on the Board’s overall effectiveness, including the identification of areas of improvement. Based on the results of this detailed evaluation, plus additional input received throughout the year, appropriate steps are taken to ensure that the Board is adhering to best-in-class governance standards. The Company's annual evaluation supported the Nominating and Governance Committee's nomination of six current directors as nominees for re-election at this year's Annual Meeting.
Stockholders’ Communications
We have not developed a formal process by which stockholders communicate directly to the Board. An informal process, in which stockholder communications directed to the Board are received by the Secretary and the communications (or summaries thereof) are provided to the Board, has served the Board’s and the stockholders’ needs well. All communications received are immediately communicated electronically to the Board or Committee Chairman, where appropriate. Responses, if appropriate, to these communications may come from the Secretary or a Board member. Accordingly, any communications to the Board should be addressed to the Board and sent in care of our Secretary at the following address: Spok Holdings, Inc., c/o Secretary, 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315.

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT
To our Stockholders:
In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the financial reporting process on behalf of the Board.
Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including the system of internal controls. Grant Thornton LLP (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee discussed with the auditor the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management and received the written disclosures and letter from the auditor as required by the applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence.
Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Audit Committee:
Matthew Oristano, Chair
Stacia A. Hylton
Todd Stein
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes fees billed to us through March 31, 2022, by Grant Thornton LLP relating to services provided for the periods stated.

	For the Year Ended December 31,
Fees	2021	2020
Audit Fees(1)	$1,210,725	$1,381,127
Audit-Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,210,725	$1,381,127
(1)The audit fees (including out-of-pocket expenses) for the years ended December 31, 2021, and 2020, were for professional services rendered during the audits of our consolidated financial statements and our internal control over financial reporting, for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and for reviews of other filings made by us with the SEC.
(2)Audit-related fees primarily related to services associated with the implementation of new accounting standards.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.
All audit fees in 2021 and 2020 were approved by the Audit Committee pursuant to our pre-approval policy.

COMPENSATION COMMITTEE MATTERS
INTRODUCTION
The Compensation Committee consists entirely of non-executive directors, all of whom are independent directors as the term is defined by NASDAQ rules. The committee's responsibilities are described below and set forth in the Compensation Committee Charter that can be viewed online on the Company website at www.spok.com/meet-spok/investor-relations.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During all or part of 2021, Blair Butterfield (Chair), Brian O'Reilly, Randy Hyun and Royce Yudkoff served on the Compensation Committee. None of the members of the Compensation Committee that served during 2021 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. In addition, during 2021, no member of our Board or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.
COMPENSATION COMMITTEE PROCEDURES
Scope of Authority
The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:
•review and approve the Company’s overall executive compensation philosophy and design;
•review and approve corporate goals and objectives relevant to the compensation of our CEO and all executive officers (including the NEOs);
•make recommendations to the Board with respect to incentive compensation plans and equity based plans, administer and make awards under such plans and review the cumulative effect of its actions;
•monitor compliance by executives with our stock ownership guidelines;
•monitor risks related to the design of the Company’s compensation program;
•determine the independence and lack of conflicts of interest of its outside compensation consultants;
•review and discuss with management our Compensation Discussion and Analysis; and
•prepare and approve the Compensation Committee’s Report for inclusion in the annual proxy statement.
In accordance with its charter, the Compensation Committee may delegate its authority to the Chair of the Compensation Committee when it deems appropriate, unless prohibited by law, regulation or NASDAQ listing standards.
Processes and Procedures for Establishing Executive Compensation
The primary processes and procedures for establishing and overseeing executive compensation include:
Compensation Committee Meetings. The Compensation Committee had six formal meetings in 2021 and conducted other deliberations by email in lieu of formal meetings. The Chair of the Compensation Committee, in consultation with the other members, sets the meeting agendas. The Compensation Committee reports its actions and recommendations to the Board.
Role of Consultants. The Compensation Committee engaged Korn Ferry for purposes of evaluating the 2021 executive compensation program, including updating the Company's peer group, as described in greater detail below in the Compensation Discussion and Analysis. As a result, the Company made no material changes to its executive compensation program for 2021. The Company's executive compensation program for 2020 was approved by 91% of the votes cast (excluding abstentions and broker non-votes) on the Say-on-Pay proposal at the 2021 Annual Meeting of Stockholders.

Role of Management
•The Company’s management provides input on overall executive compensation program design for the Compensation Committee’s consideration.
•Each year, our CEO presents to the Compensation Committee recommendations for the compensation of the Company’s NEOs (other than himself), as well as certain other officers. The Compensation Committee reviews and discusses these recommendations with the CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation.
•At the beginning of each year, our CEO presents the Company’s proposed annual performance criteria to the Compensation Committee for the Compensation Committee’s consideration in establishing the short-term and long-term incentive performance criteria.

COMPENSATION COMMITTEE REPORT
To our Stockholders:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Blair Butterfield, Chair
Randy Hyun
Royce Yudkoff

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS
Our executive officers serve at the pleasure of the Board (only Mr. Kelly has an employment contract). Set forth below is biographical information for each of our executive officers who is not also a director. Our CEO, Mr. Kelly, is a director of the Company.
Michael W. Wallace, age 53, was appointed Chief Financial Officer on March 27, 2017, and Chief Operating Officer on January 2, 2020. Before his appointment as CFO, Mr. Wallace spent more than 25 years as a financial executive at both public and private companies, most recently as Executive Vice President and CFO at Intermedix Corporation, a healthcare revenue cycle/practice management and data analytics solution provider since August 2013. Prior to joining Intermedix, he was the Executive Vice President and CFO of The Elephant Group (d.b.a. Saveology.com), a leading Internet-based, direct-to-consumer marketing platform. Prior to that, he served as Senior Vice President and CFO of Radiology Corporation of America, a national provider of mobile and fixed-site positron emission tomography (PET) imaging services. Mr. Wallace has also served as an Assistant Chief Accountant in the Securities and Exchange Commission’s (SEC) Division of Enforcement and was a member of the Commission’s Financial Fraud Task Force in Washington, D.C. Prior to being at the SEC, Mr. Wallace served as CFO at Inktel Direct Corporation, a direct marketing service firm, CELLIT Technologies, Inc., a software company serving the contact center marketplace, and Kellstrom Industries, Inc., a publicly held global aerospace company. Before joining Kellstrom, Mr. Wallace worked at KPMG Peat Marwick, LLP in Miami for more than seven years. He received his bachelor’s degree in business administration from the University of Notre Dame and is a licensed Certified Public Accountant. Mr. Wallace became an NEO upon his appointment as CFO on March 27, 2017.
Sharon Woods Keisling, age 53, was appointed Corporate Secretary of USA Mobility, Inc. (now operating as Spok, Inc.) in July 2007 and Treasurer in October 2008. Ms. Woods Keisling joined Metrocall, Inc. in August 1989. Ms. Woods Keisling was named Vice President of Treasury Operations with the merger of Arch and Metrocall in 2004. Prior to this appointment, she held positions in Accounts Receivable and IT. Ms. Woods Keisling currently serves as a Director of Spok, Inc., Arch Wireless, Spok AUS Pty Ltd, Spok Middle East, Inc., and Spok UK Ltd, all wholly owned subsidiaries of the Company. Ms. Woods Keisling holds a Bachelor of Arts in Accounting from Kings College and has over 30 years of cash operation experience.

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We will provide a detailed discussion of our executive compensation with a focus on the Compensation Committee’s decisions with respect to our NEOs. Our NEOs in 2021 were:

NAME	POSITION
Vincent D. Kelly	President and Chief Executive Officer
Michael W. Wallace	Chief Financial Officer and Chief Operating Officer
Sharon Woods Keisling	Corporate Secretary and Treasurer
EXECUTIVE SUMMARY
2021 Say-on-Pay Results and Stockholder Outreach
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides stockholders with a non-binding advisory vote (“Say-on-Pay”) on the compensation of our NEOs as such compensation is disclosed in our annual proxy statement. We hold these votes annually. At our 2021 Annual Meeting of Stockholders, the 2020 NEO compensation program was approved by 91% of the votes cast (excluding abstentions and broker non-votes). Through our stockholder outreach in 2021 and through April 2022, we obtained feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2021 and 2022 stockholder outreach consisted of:

1)Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings, we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;
2)Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results; and
3)Hosting a virtual Investor Day that included management presentations and product demonstrations.

A more detailed discussion of our stockholder outreach is included in the section "Stockholder Outreach" on page 34.
Based on the past feedback from our stockholders, the Compensation Committee retained the following elements previously established for our executive (including the NEOs) compensation program:
1)Awarded an annual LTIP award, which for 2021, 50% was performance-based over a multi-year performance period and 50% was time-based over a multi-year vesting period;
2)Retained the CEO's minimum stock ownership guideline at three times the CEO's annual salary;
3)Retained minimum stock ownership guidelines for all other executive officers (including the NEOs) at one times the executive officer's annual salary;
4)Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and
5)Retained the clawback policy regarding adjustment or recovery of compensation.
Additional details can be found in section "Executive Compensation Design" on page 34 as well as "Long-Term Incentive Compensation" on page 40.

Compensation Philosophy
The Company's compensation philosophy is intended to motivate executives to achieve Spok’s strategic goals and operational plans and attract and retain high-quality talent while the Company transitions from a wireless-centric business model to a growth-oriented healthcare communications model. While our increase in research and development costs are indicative of our transition efforts, we are still several years from completing this transition. Our Company believes that attracting and retaining key personnel is always critical. However, during this transition it is even more imperative that key personnel remain with the Company as we build the foundation for our future success. This philosophy is supported by an executive compensation program including a pay-for-performance objective that aligns executive compensation with stockholder value as well as an equity interest in the Company which aligns executive financial interests with those of our stockholders. That philosophy is translated into the executive compensation program design based on the following principles:

Link compensation to performance.

Compensation levels should reflect performance. This is accomplished by:

•Motivating, recognizing, and rewarding individual excellence;
•Paying short-term cash bonuses based upon Company financial performance, by setting rigorous annual financial performance targets and strictly adhering to the preset targets when determining award payouts; and
•Linking elements of long-term compensation to the Company’s financial performance coupled with preserving value through continued stewardship over time.

Maintain competitive but reasonable compensation levels.

We strive to balance programs and levels of compensation that are competitive with those offered by companies of similar size, including our peer group (which is created based on input from our independent compensation consultant, Korn Ferry), with compensation levels and incentives that are appropriate for the Company. For 2021, based on data provided by Korn Ferry, total compensation for our CEO remained below the median compensation level of our peer group.

Align management’s interests with those of stockholders.

We seek to implement programs that will retain the executives while increasing long-term stockholder value by providing competitive compensation and granting long-term equity-based incentives.

CEO Pay Ratio
The 2021 compensation disclosure ratio of the annual total compensation of the Company’s chief executive officer to the median annual total compensation of all Company employees is as follows:

Category	2021 Total Compensation and Ratio

Annual total compensation of Vincent D. Kelly, Chief Executive Officer	$2,118,609

Annual total compensation of our median employee	$97,769

Ratio of the annual total compensation of Vincent D. Kelly, Chief Executive Officer as compared to the annual total compensation of our median employee	22:1
The calculation of annual total compensation of our median employee was determined in the same manner as the Total Compensation shown for our CEO in the Summary Compensation Table. We identified the median employee by examining the 2021 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2021. We included all employees, whether employed on a full-time, part-time, or seasonal basis; we did not make any assumptions, adjustments, or estimates with respect to total compensation, with the exception of annualizing the salary compensation for any full-time employees that were not employed by us for all of 2021.

New Strategic Business Plan and Company Financial Performance
In February 2022, our Board announced a new strategic business plan that prioritizes maximizing free cash flow and returning capital to stockholders. Highlights of the new strategic business plan include:
•The Company intends to maximize revenue and cash generation from its established lines of business: the Spok Care Connect Suite including Spok Mobile, and Wireless services, by investing in a targeted manner in these important and valuable franchises to continue its long-standing relationships with the nation’s leading healthcare providers.
•The Company discontinued Spok Go and intends to eliminate all associated costs.
•The Company plans to streamline its management structure, rationalizing externals costs, reducing capital expenditures and consolidating offices.
•The Company increased its quarterly dividend by 150%, from $0.125 per share to $0.3125 per share, and intends to continue this dividend for the foreseeable future.
•The Company announced a repurchase program of up to $10 million of the Company’s common stock.
The following graphs provide a summary of the Company’s annual financial performance over the five-year period ended December 31, 2021. The research and development expenses illustrate our investment in the development of our software solutions. The wireless revenue, software operations bookings, and adjusted operating and capital expenses performance measures are used by the Compensation Committee as performance criteria for the 2021 short-term incentive plan (“STIP”) and as performance criteria for our equity-based long-term incentive plan (“LTIP”). The Compensation Committee believes the use of these metrics links incentive award opportunities to the attainment of performance criteria in these areas, which are key strategic and financial performance measures for the Company.

REVENUE
($ IN MILLIONS)

RESEARCH AND DEVELOPMENT EXPENSES(1)
($ IN MILLIONS)
(1) In accordance with Generally Accepted Accounting Principles (GAAP), the Company began capitalizing software development costs in 2020, prior to which such costs were included within Research and development expenses.

ADJUSTED OPERATING AND CAPITAL EXPENSES(1)
($ IN MILLIONS)
(1) Adjusted Operating and Capital Expenses exclude severance, goodwill impairment, depreciation, amortization and accretion, capitalized software costs, and stock-based compensation expense.

SOFTWARE OPERATIONS BOOKINGS(1)
($ IN MILLIONS)
(1)    Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales for our Care Connect Suite ("CCS") of products, or subscriptions, professional services and signature support for our Spok Go SaaS offering, which we are discontinuing in 2022. These contractual arrangements (bookings) represent future revenue.

CASH RETURNED TO STOCKHOLDERS
($ IN MILLIONS)

$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
2017
2018
2019
2020
2021
Dividend Distribution to Shareholders
Share Repurchases

STOCKHOLDER OUTREACH
On an annual basis, the compensation of our NEOs is submitted to our stockholders for a Say-on-Pay vote. In 2021, the 2020 NEO Compensation Program was approved by 91% of the votes cast (excluding abstentions and broker non-votes). We believe that the significant support for the NEO Compensation Program was due in part to the continuing impact of the elements outlined below which were implemented in recent years, but we also continued our stockholder outreach in 2021 and through April 2022 to obtain feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2021 and 2022 stockholder outreach consisted of:
1)Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings, we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;
2)Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results; and
3)Hosting a virtual Investor Day that included management presentations and product demonstrations.
For this stockholder outreach, the agenda generally included: (1) a review of the Company's operations and results to date, (2) a discussion of the Company's strategic direction outlining the Company's plans in 2021 to transition from a declining wireless revenue base to a profitable growing healthcare communications software business; and (3) any other matters that were of interest to investors including the Company's compensation philosophy, long-term stockholder value and its alignment with the Company's strategic direction. In its communication with stockholders, the Company did not receive any significant feedback on corporate governance matters. Generally, the CEO, the CFO, the Corporate Secretary and Treasurer and our investor relations professionals took part in these discussions and our stockholders were free to make inquiries about any matter of interest to the stockholder.
EXECUTIVE COMPENSATION DESIGN
Objectives
The design of our executive compensation program reflects the unique strategic situation of the Company while incorporating the compensation principles of our Compensation Philosophy. The Company has returned $85.0 million between January 1, 2017, and December 31, 2021, in the form of cash distributions (including dividends) and common stock repurchases.
For all of our executives, which include the NEOs, incentive compensation for 2021 was determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that elements of incentive compensation paid to executives should be closely aligned with the Company’s short-term and long-term performance; linked to specific, measurable results which create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.
In establishing compensation for executives, the Compensation Committee has the following objectives:
•Attract and retain individuals of superior ability and managerial talent;
•Ensure compensation performance criteria are aligned with our corporate strategies, business objectives and the long-term interests of our stockholders through profitable management of our transition;
•Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance criteria in these areas; and
•Focus executive performance on long-term stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in our Company through performance and time-based RSUs, which are payable in our common stock when such RSUs vest.
The Board discusses with management the Company’s operational priorities, strategic direction, budget assumptions including headcount, sales, research and development spending, capital expenditures, revenue growth, subscriber churn, maintenance retention and other elements supporting the Company’s long-range plan (“LRP”), including a five-year projection of the Company's operations and performance. The Board also reviews a detailed narrative which encapsulates this process. The Board takes great care in setting compensation plans, including determination of performance criteria, to ensure plans are robust and compensation is adequately proportioned between cash and equity in order to create both short-term stability and long-term focus. The Board and Compensation Committee actively and independently consider the performance criteria and management projections when determining the appropriate performance criteria for use in STIP and LTIP as the basis for motivating executive performance.

Prior to establishing the compensation plans, the Board and the Compensation Committee review with management the Company’s LRP. This LRP was reviewed with the full Board during the year. Based on this understanding of the Company’s operations and plans as detailed in the LRP, the Compensation Committee identified all key performance criteria, as further outlined under the Short-Term and Long-Term Incentive Compensation sections, that, in the judgment of the Compensation Committee, would support the Company’s capital allocation and long-term stockholder value creation plans. The Compensation Committee believes that the selected performance criteria for both the STIP and LTIP incentivize management to weigh its operational decisions in a manner that best supports the interests of stockholders.
Given the industry in which we operate, we have established base compensation, cash bonuses and equity incentives at levels consistent with those for executives, including NEOs, of comparable companies and that they are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. Our Compensation Committee believes a significant portion of our executives', including NEOs', compensation should be tied to our performance.
As is common in the technology sector and with our industry peers, equity awards are a key compensation-related motivator in attracting and retaining executive officers in addition to base salary and cash bonuses. Each of these components is discussed in further detail in later sections.
The Compensation Committee also established policies which prohibit executives, including the NEOs, from hedging or pledging their shares of the Company’s common stock. In addition, our Compensation Committee has instituted a clawback policy regarding adjustment or recovery of compensation. Such policies also reduce risks associated with the Company’s compensation policies. Our compensation policies and practices are not likely to have a material adverse impact on the Company.
Relationship with Compensation Consultants and Use of Peer Groups
The Compensation Committee believes that our executive compensation program supports our pay for performance philosophy and appropriately aligns executive compensation with stockholder value. Accordingly, the Compensation Committee determined that no changes would be made to the form, amounts and structure of the 2021 Executive Compensation Program.
For 2021, the Compensation Committee engaged Korn Ferry, an independent consulting firm, to review the Company's peer group and NEO compensation. Korn Ferry held discussions with management and the chair of the Compensation Committee, and based on their respective input, proposed changes to the peer group, which is updated periodically, for the Compensation Committee’s consideration. In updating the peer group, Korn Ferry and the Compensation Committee considered Spok’s revenue mix between wireless services and software solutions, with an emphasis on the software business, which is expected to generate more of the Company’s revenues over time, and selected a blend of companies that operate within these discrete businesses. Our current peer group has been developed based on this review and consists of the following companies:

•ATN International, Inc.	•HealthStream, Inc.
•CareCloud, Inc.	•NextGen Healthcare, Inc.
•Castlight Health, Inc.	•Ooma, Inc.
•Computer Programs and Systems, Inc.	•OptimizeRx Corporation
•Domo, Inc.	•ORBCOMM Inc.(1)
•Globalstar, Inc.	•Tabula Rasa Healthcare, Inc.
•Health Catalyst, Inc.	•Vocera Communications, Inc.(2)
(1)     ORBCOMM Inc. was acquired by GI Partners effective September 1, 2021, and will be removed from this peer group for future reviews.
(2)    Vocera Communications, Inc. was acquired by Stryker Corporation effective February 23, 2022, and will be removed from this peer group for future reviews.

The Compensation Committee also engaged Korn Ferry for purposes of evaluating the 2021 executive compensation program. As part of its Say-on-Pay proposal in 2021, the Company's executive compensation program (including the compensation of the NEOs) was approved by 91% of the votes cast (excluding abstentions and broker non-votes). There was no material change to our executive compensation program for the year.

2021 EXECUTIVE COMPENSATION PROGRAM DECISIONS
The elements of our executive compensation program, all of which are discussed in greater detail below, include:
•Base Salary;
•Short-Term Incentive Compensation;
•Long-Term Incentive Compensation;
•Termination and Change-in-Control Arrangements; and
•All Other Compensation (consisting of Employee Benefits and Limited Perquisites).
In October 2018, at the behest of the CEO, management presented to the Compensation Committee an adjustment to decrease STIP and LTIP compensation for the CEO, which the committee approved. The purpose of these changes was to free up additional resources for the Company's research and development efforts. For 2020 and 2021, to demonstrate leadership in connection with the economic effects of the COVID-19 pandemic, our CEO voluntarily agreed to continue his 37.5% reduction in LTIP target award levels consistent with 2019 compensation.
The following chart summarizes the key pay elements during 2021 for our executives including the NEOs.

COMPENSATION ELEMENT	FORM	PURPOSE	HOW IT LINKS TO PERFORMANCE
FIXED	Base Salary	Cash	To provide a stable, reliable source of income sufficient to retain talent	Reviewed annually by the Compensation Committee in light of performance factors (Company and individual) and competitive market compensation practices
	Long-Term Time Based Awards	Equity	To provide a stable and reliable source of income as an element of long-term retention and encourage a sense of ownership among executives and NEOs	
AT-RISK	Short-Term Incentive Bonus [(1)]	Cash	To motivate, recognize, retain and reward the achievement of annual financial and other performance criteria as established by the Compensation Committee	Variable and based on achievements of pre-established Company performance criteria as directed by Compensation Committee
	Long-Term Incentive Awards [(1)]	Equity	To motivate, recognize, retain and reward NEOs based on long-term Company performance criteria as established by the Compensation Committee	Variable and based on achievement of Company performance criteria as directed by the Compensation Committee • Performance-Based RSUs- only pay if the applicable performance criteria are met over the defined multi-year performance period

(1)The “At-Risk” compensation elements are based on incentive plans approved in advance by the Compensation Committee. The 2021 STIP was 100% performance-based while the LTIP was 50% performance-based and 50% time-based. Both the performance-based STIP and LTIP awards provided for non-payment or caps on potential payment of the awards if the pre-established performance criteria are not met or exceeded. Both the performance-based STIP and LTIP awards provided that if certain pre-established performance minimums are not met, no payment is made on the performance-based components. In 2021, as we have done in prior years, we set rigorous financial performance metrics and strictly adhered to the pre-established metrics when determining STIP payouts to our NEOs.

Base Salary
Base salaries are intended to provide our NEOs with a degree of financial certainty and stability that does not depend on our performance, and are part of the total compensation package that the Compensation Committee believes is necessary to help ensure the retention of our NEOs. The base salary element of our compensation program is designed to be competitive with compensation paid to similarly situated, competent and skilled executives. Based on the Company’s planned operations for 2021, the Compensation Committee's review of the executive compensation program and the overwhelming approval by stockholders of the 2020 Executive Compensation Program, the Compensation Committee generally did not increase the NEO base salary rates for 2021.
As a response to the COVID-19 pandemic, the Company enacted a Company-wide plan that reduced work schedules with a related temporary reduction in salary (i.e., furloughs), which was effective for the second, third and fourth quarters of 2020 and the first half of 2021. Although base salary rates remained unchanged, this reduction in work schedules had the effect of reducing the amount of salaries paid to all employees, including NEOs. We also enacted a plan for the first three quarters of 2021 whereby qualified employees, including our NEOs, received a portion of their base salary in the form of shares of the Company's common stock in lieu of cash. These awards were made in advance on a quarterly basis and vested immediately.
The base salaries paid to our NEOs are set forth in the Summary Compensation Table on page 45 in the "Salary" column.
Short-Term Incentive Compensation
Our STIP is designed to motivate our executives and key employees (including the NEOs) and reward them with cash payments for achieving quantifiable, pre-established Company performance criteria.
Description of the STIP Performance Criteria – Based on the information from the LRP for 2021, the Compensation Committee approved the performance criteria of the 2021 STIP to be effective January 1, 2021. The 2021 STIP was payable in cash, based upon separate pre-established performance criteria which included adjusted operating and capital expenses, wireless revenue, software maintenance revenue, “CCS” operations bookings, “Spok Go” operations bookings, and development and operational milestones, each of which is measurable and readily reportable and requires the coordination and cooperation of all of management for achievement.
The Compensation Committee selected the 2021 performance criteria, all of which are key elements leading to long-term stockholder value creation, for the STIP based on the following rationale:
Adjusted Operating and Capital Expenses – Adjusted Operating and Capital Expenses is defined as operating expenses less depreciation, amortization and accretion expense, less severance, less stock-based compensation, less goodwill impairment, plus capitalized software development costs and plus capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the Company's operating expenses. This performance criteria measures the Company’s ability to manage its operations expenses based on parameters established by the Board.
Wireless Revenue – For 2021, the Compensation Committee believed it was important to focus on the retention of wireless revenues to support internal funding of research and development projects to fuel long-term growth. A short-term focus on retention of the wireless revenue stream would in turn provide for the capability to undertake certain endeavors within our research and development function. This target level for 2021 reflects a reduction in revenue in comparison to actual results from the prior year given the declining nature of revenues related to those products and services.
Software Maintenance Revenue – Software maintenance revenue largely represents our success rate for maintaining contracts of existing customers using Spok Care Connect Suite ("CCS") software solutions. Our CCS customers generate operations revenue for the license of our solutions as well as maintenance revenue from ongoing support of the solutions or related equipment. We measure retention through maintenance revenue, and attempt to incentivize management to achieve high retention rates through providing critical product updates and achieving high levels of customer success.

CCS Operations Bookings – CCS operations bookings represents contractual arrangements to provide licenses, professional services, signature support and equipment sales related to our CCS products. The amount of bookings reflects future software revenue. These performance criteria incentivized management to support the critical drivers for future growth. In establishing the CCS operations bookings target level for 2021, the Compensation Committee reviewed the actual performance level for CCS operations bookings in 2020 and set the 2021 target performance level higher than actual performance in 2020.
Spok Go Operations Bookings – Spok Go operations bookings represents contractual arrangements to provide subscriptions, professional services and signature support related to our Software-as-a-Service ("SaaS") products. The amount of bookings reflects future software revenue. These performance criteria incentivized management to support the critical drivers for future growth, coinciding with the Company's focus, at that time, on transitioning to a SaaS business model. In establishing the software operations bookings target level for 2021, the Compensation Committee reviewed the actual performance level for Spok Go operations bookings in 2020 and set the 2021 target performance level higher than actual performance in 2020.
Development and Operational Milestones - One of our Operating Objectives is to invest in our future solutions. For our 2021 STIP, the development and operational milestones related to the further development of Spok Go, which we are discontinuing in 2022.
In establishing this program, the Compensation Committee believed these 2021 STIP performance criteria were the key elements supporting stockholder value creation and would appropriately incentivize management, which at that time was focused on transitioning the Company from its legacy telecommunications business model to a SaaS model.
Performance Criteria Levels Based on the Company's Transition - During the anticipated transition period, the Compensation Committee understands that the outcomes of certain of the Company's key performance criteria, such as wireless revenue, will be lower than the prior year reflecting the strategic nature of the Company's business. The Compensation Committee continued to focus its incentives in 2021 on software operations bookings as well as adding a criterion for software maintenance revenue (see "Description of the STIP Performance Criteria" above) as this performance criterion is focused on maintaining the critical existing customer base.
Payouts are Determined by Interpolation of Performance Goals – Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance level and target performance level or 2) the actual performance is between the target performance level and the maximum performance level. There is no STIP payout if achievement is below the threshold performance level. Payments under the STIP are contingent upon continued employment through the date of payment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment of the STIP for the year of termination, subject to the execution of an appropriate release and other applicable and customary termination procedures.

The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value. The threshold, target and maximum performance goals for each component of the performance criteria and the payouts that would have been provided under the 2021 STIP in the event of performance at each applicable level are set forth in the following tables:

Performance Criteria	Relative Weight	Threshold Payout Against Target	Threshold Perform-ance Level (In 000s)	Target Payout	Target Perform-ance Level (In 000s)	Maximum Payout Against Target	Maximum Perform-ance Level (In 000s)
Adjusted Operating and Capital Expenses(1)	15%	80%	$173,856	100%	$144,880	125.00%	$115,904
Wireless Revenue	15%	80%	$63,226	100%	$79,033	130.00%	$86,936
Software Maintenance Revenue	5%	80%	$29,502	100%	$36,877	130.00%	$40,565
CCS Operations Bookings(2)	10%	80%	$16,000	100%	$20,000	150.00%	$22,000
Spok Go Operations Bookings(3)	20%	80%	$16,000	100%	$20,000	150.00%	$22,000
Development and Operational Milestones(4)	35%	0%	—	100%	Various	100.00%	Various
Development Bonus Goal(5)	0%	0%		0%		5.00%	Various
Total	100%	52%		100%		129.75%
(1)Operating expenses less depreciation, amortization and accretion expense, less severance, less stock-based compensation, less goodwill impairment, plus capitalized software development costs and plus capital expense (all calculated in accordance with U.S. GAAP).
(2)CCS Operations Bookings represents contractual arrangements to provide licenses, professional services, signature support and equipment sales related to our CCS products. These bookings represent future revenue.
(3)Spok Go Operations Bookings represents contractual arrangements to provide subscriptions, professional services and signature support related to our SaaS products. These bookings represent future revenue.
(4)Development and operational milestones and related target dates were reviewed during the year taking into account the Company’s evolving business circumstances and product roadmap. Completion of milestones by the relevant target dates as finally determined by the Compensation Committee are all-or-nothing performance objectives. Failure to complete the required objectives prior to the established deadline results in no payout on the related criterion.
(5)A developmental bonus goal was available this year which provided for an additional 5% relative weight to the STIP total for the year so that 105% payout was achievable, applicable only if all other developmental criteria were met.
The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2021. Based on this understanding, the Compensation Committee also establishes the relative weighting for each performance criterion with Development and Operational Milestones afforded the most significant weighting for 2021 (see "Description of the STIP Performance Criteria").
Then the Compensation Committee established the threshold and maximum payout levels based on the Compensation Committee's judgment as to the impact on stockholder value.

The amounts paid under the 2021 STIP were based on the following achievement against the pre-established performance criteria:

Performance Criteria	Relative Weight	Actual Performance (in 000s)	Actual Payout	Weighted Actual Payout
Adjusted Operating and Capital Expenses	15%	$151,445	95.5%	14.3%
Wireless Revenue	15%	$78,826	99.7%	15.0%
Software Maintenance Revenue	5%	$37,982	112.0%	5.6%
CCS Operations Bookings	10%	$22,475	150.0%	15.0%
Spok Go Operations Bookings	20%	$2,457	0.0%	0.0%
Development and Operational Milestones	35%	Completed	100.0%	35.0%
Total	100%

Development Bonus Goal(1)	5%	Completed	100.0%	5.0%
Total Payout	105%			89.9%
(1)    For 2021, a Developmental Bonus Goal was available if all of the Developmental and Operational Milestones were completed. All milestones, including the bonus goal, were achieved in 2021.
The STIP opportunity for each NEO is based on a percentage of the NEO’s base salary. For the NEOs' 2021 STIP, the percentage of base salary, the targeted payout and the actual payout were as follows:

NEO	STIP Target Opportunity - Percentage of Base Salary	Targeted Payout ($)	Actual Payout ($)
Vincent D. Kelly	83%	500,000	449,500
Michael W. Wallace	100%	400,000	359,600
Sharon Woods Keisling	75%	131,250	117,994
Long-Term Incentive Compensation
Our 2021 LTIP rewards eligible executives, including the NEOs, through a combination of equity awards that contain time-based vesting and vesting based on the future financial performance of our Company. The goals of our long-term incentive program are to:
•Reinforce a sense of ownership and to align the financial interests of eligible executives, including the NEOs, with those of our stockholders;
•Motivate decision-making which improves financial performance of our healthcare communications business over the long-term, particularly during the Company's transition;
•Recognize and reward superior financial performance of the Company; and
•Provide a retention element to our compensation program.
These goals were used in establishing the LTIP performance criteria for the 2021 grant. The Compensation Committee approved the 2021 LTIP which was granted to eligible employees, including NEOs, in January 2021. The 2021 LTIP grants provide eligible employees the opportunity to earn long-term incentive compensation based on continued employment with the Company and the Company’s attainment of certain financial goals as determined by the Compensation Committee for the period from January 1, 2021, through December 31, 2023, (the “2021—2023 performance period”).
Time-Based Vesting Awards - The Compensation Committee determined it would be appropriate and in the best interest of the Company and its stockholders to award a portion of its equity awards as time-based vesting to encourage, retain, and reinforce a sense of ownership among executives, including NEOs. The Company anticipates future equity-based awards will continue to be awarded as a combination of both time and performance-based awards. However, the Compensation Committee may also consider other alternative forms of equity-based awards in the future.

In January 2021, as described above, the Compensation Committee awarded time-based RSUs to eligible employees, including NEOs, under our 2020 Equity Plan, subject to vesting as described below. Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the vesting period. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. These grants are included in the 2021 Grants of Plan-Based Awards table and the grant date fair value of the awards is included with the NEOs 2021 compensation in the Summary Compensation Table.
The table below details the time-based RSUs awarded to the NEOs during 2021:

NEO	RSUs Awarded (Time-Based)(#)	Value at Grant Date ($)(1)	Market Value at Year-End ($)(2)
Vincent D. Kelly	44,923	499,993	419,132
Michael W. Wallace	26,954	299,998	251,481
Sharon Woods Keisling	6,289	69,997	58,676
(1)The fair values of the RSUs awarded were calculated at $11.13, the closing price of the Company's common stock on December 31, 2020, the last trading day prior to the date of grant.
(2)Market or payout values of the unvested RSUs were based on the number of RSUs granted and our closing stock price at December 31, 2021, of $9.33. The RSUs are convertible into shares of the Company’s common stock following vesting.

The time-based grants noted in the table above will vest in three equal installments on December 31, 2021, 2022 and 2023 based on continued employment with the Company.
Performance-based Vesting Awards - Based on the information from the LRP, the Compensation Committee approved the performance criteria for the 2021 LTIP grant for the 2021—2023 performance period, which performance criteria are measurable, readily reported and require the coordination and cooperation of all management to achieve. The Compensation Committee has determined that such performance criteria are key elements impacting stockholder value, are aligned with our stockholders' interests and are warranted to motivate management to successfully implement the transition to growth.
The selected performance criteria for the 2021 LTIP grant are defined and described in more detail below:
Adjusted Operating and Capital Expenses – Adjusted Operating and Capital Expenses is defined as operating expenses less depreciation, amortization and accretion expense, less severance, less stock-based compensation, less goodwill impairment, plus capitalized software development costs and capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the Company's operating expenses. This performance criteria measures the Company’s ability to manage its operations expenses based on parameters established by the Board. The Compensation Committee believes that the use of this metric will focus management on not only the long-term growth of revenues but also on the responsible growth of profitable revenue streams which will continue to generate and provide long-term cash flows and further the Company's long-term allocation strategy for stockholder dividends and/or common stock repurchases.
Software Operations Bookings – Software operations bookings represents contractual arrangements to provide subscriptions, licenses, professional services, signature support and equipment sales related to our software products. These bookings represent future software revenue. This performance criteria focuses management on supporting the critical drivers for future growth and implementation of the transition to growth. The Compensation Committee's objective with this metric is to motivate management to achieve sustainable growth, which would require implementation of the strategies reviewed and approved by the Board and the Compensation Committee during the review of the LRP.
Wireless Revenue – The Compensation Committee believed it was important to focus on the retention of wireless revenue to support internal funding of research and development projects to fuel long-term growth and to support the return of capital to stockholders. This target level for 2021 reflects a reduction in revenue in comparison to actual results from the prior year given the declining nature of revenues related to those products and services.
LTIP payouts are determined based on long-term performance. Management recommended and the Compensation Committee, in its sole discretion, selected employees to be participants in the 2021 LTIP.

Under the terms of the performance-based grants, 100% of the target award is in the form of RSUs granted under our 2020 Equity Plan, subject to vesting as described below. Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the 2021—2023 performance period. The DERs are subject to the same vesting restrictions as the RSUs to which they relate, such that the DERs are only paid to the extent the applicable performance criteria underlying the RSUs have been attained. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. The Compensation Committee believes that performance-based RSUs link long-term compensation for our executives to our Company’s operational and stock price performance as RSUs are earned only if pre-established performance goals are met and, if earned, are settled in shares of the Company’s common stock upon vesting.
Similar to the STIP, straight-line interpolation is used to determine payouts for LTIP awards when 1) the actual performance achieved is between the threshold performance level and target performance level or 2) the actual performance achieved is between the target performance level and the maximum performance level. There is no LTIP payout if achievement is below the threshold performance level. Payments under the LTIP are contingent upon continued employment through the payment date, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment of the LTIP for the year of termination, subject to the execution of an appropriate release and other applicable and customary termination procedures.
The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2021. Based on this understanding, the Compensation Committee also establishes the relative weighting for each performance criterion.
The following table summarizes the performance criteria of the 2021 performance-based LTIP grant for the 2021—2023 performance period:

2021 Performance-Based LTIP Grant
Item #	Weighting	2021-2023 Performance Period Criteria(1)
1	20%	Cumulative Wireless Revenue
2	40%	Cumulative Adjusted Operating and Capital Expenses(2)
3	40%	Cumulative Software Operations Bookings(3)
Total	100%
(1)The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.
(2)Operating expenses less depreciation, amortization and accretion expense, less severance, less stock-based compensation, less goodwill impairment, plus capitalized software development costs and plus capital expense (all calculated in accordance with U.S. GAAP).
(3)Software operations bookings represents contractual arrangements to provide subscriptions, licenses, professional services, signature support and equipment sales related to our software products. These bookings represent future software revenue.
The 2021 LTIP grants provide that the grant will vest and be paid only if the minimum thresholds for the applicable performance criteria for the 2021—2023 performance period are achieved and will be forfeited if the minimum thresholds for the applicable performance criteria for the 2021—2023 performance period are not achieved. Participants will generally forfeit all rights with respect to RSUs and DERs awarded under the 2021 LTIP grant if they terminate with cause or voluntarily separate before the payment date, subject to employment agreement provisions for our CEO. The 2021 LTIP grants will be paid in March 2024 after filing our Annual Report on Form 10-K for the year ended December 31, 2023, with the SEC. The Company will provide the details of the performance criteria for the 2021—2023 performance period upon completion of the 2021—2023 performance period in its 2024 Proxy Statement.

The table below details the performance-based grants awarded to our NEOs for 2021:

NEO	RSUs Awarded (Performance-Based)(#)	Value at Grant Date($)(1)	Market Value at Year-End($)(2)
Vincent D. Kelly	44,924	500,004	419,141
Michael W. Wallace	26,954	299,998	251,481
Sharon Woods Keisling	6,289	69,997	58,676
(1)The fair values of the RSUs awarded were calculated at $11.13, the closing price of the Company's common stock on December 31, 2020, the last trading day prior to the date of grant.
(2)Market or payout values of the unvested RSUs were based on the target number of RSUs and our closing stock price at December 31, 2021, of $9.33. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance criteria for the 2021—2023 performance period are achieved.
The performance-based grants noted in the table above will vest on December 31, 2023, if the minimum thresholds for the pre-established performance goals for the 2021-2023 performance period are achieved.
Termination and Change of Control Arrangements
At this time, we do not have written employment agreements with our executives except for Mr. Kelly, our CEO. For purposes of retention, the Compensation Committee believed that an employment agreement with Mr. Kelly was necessary. Providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of termination of employment. We did not pay or accrue any amounts relating to termination of any NEO for the year ended December 31, 2021. For a detailed description of the termination and change-in-control provisions refer to “Payments Upon Termination or Termination Due to Change in Control” on page 47.
All Other Compensation
We provide certain employee benefits and limited perquisites to our NEOs. In general, except as noted below, the other elements of compensation are the same as offered to all other employees of the Company.
Perquisites – Mr. Kelly's agreement allows for the use of an automobile, although he did not utilize this perquisite in 2021.
Insurance Premiums – We paid for basic life insurance at the value of each NEO’s annual salary to a maximum of $250,000. This is available to all employees of the Company.
Company Contribution to Defined Contribution Plan – The Spok Holdings, Inc. Savings and Retirement Plan (the “Plan”) is open to all Company employees working a minimum of twenty hours per week with at least thirty days of service. The Plan qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). Under the Plan, participating employees may elect to voluntarily contribute a percentage of their qualifying compensation on a pretax or after-tax basis up to the annual maximum amounts established by the Code. The Company matches 50% of the employee’s contribution, up to 6% of each participant’s gross salary per pay period, or 50% of the employee’s annualized contribution up to $2,500, whichever is greater. There is a per-pay-period match on the 6% component and an end-of-year true up on the $2,500 component. Contributions made by the Company become fully vested three years from the date of the participant’s commencement of employment. Profit sharing contributions are discretionary. In 2021, 2020 and 2019, we made matching contributions in amounts equal to $18,686, $26,196, and $40,250, respectively, for the NEOs participating in the Plan.
Dividend Equivalent Rights – Participants in the LTIP, including the NEOs, are entitled to accrue DERs on each RSU granted to the participant. Each DER represents the value of dividends paid on the Company’s common stock during the related LTIP performance cycles. Each participant, including the NEOs, is entitled to receive in cash the DERs accrued on the underlying RSUs if the pre-established performance criteria are met. If a participant voluntarily leaves the employ of the Company, the underlying DERs are forfeited along with forfeiture of the unvested RSUs.
Other Employee Benefits – We maintain broad-based benefits for all employees, including health, vision and dental insurance, disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of increased vacation accrual and eligibility for payout of that vacation accrual at time of termination.

OTHER CONSIDERATIONS
Stock Ownership Guidelines
The Compensation Committee established stock ownership guidelines under which all executive officers, including NEOs, are expected to hold common stock until his or her termination of employment in an amount equal to a multiple of salary, as determined by position, which is based on our peer group analysis conducted in prior years. Our CEO is expected to hold three times his annual salary and, at April 28, 2022, held in excess of seven times his annual salary in shares of the Company’s common stock and RSUs. Each executive officer is expected to hold shares of common stock and RSUs equal to or greater than the amount of their annual salary. If the stock price declines, executive officers may hold the fixed number of shares based on the stock price at program commencement.
Stock ownership includes shares over which the executive has direct or indirect ownership or control, including RSUs. We expect executives to meet their ownership guidelines within three years of becoming subject to the guidelines (or three years from a subsequent promotion date and resulting increase in ownership requirements). As of December 31, 2021, all of our executive officers exceeded their stock ownership requirements.
Tax and Accounting Considerations
In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our executive compensation program. One important tax consideration is Code Section 162(m), which limits our ability to deduct (for tax purposes) compensation paid to any covered employee to $1.0 million annually. Covered employees include certain current and former executive officers, including the principal executive officer and principal financial officer.
The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result, the Compensation Committee has authorized, and retains the discretion (in the exercise of its business judgment) to authorize, payments that may not be deductible if it believes that they are in the best interests of our stockholders.
“Clawback” Policy Regarding the Adjustment or Recovery of Compensation
We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or the Compensation Committee determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the restated financial statements, the Board or Compensation Committee may, in its discretion, take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation or adjustment of the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or the Compensation Committee determines to be in the best interests of the Company and our stockholders. Our RSU award agreements also include similar “clawback” provisions.
Prohibitions on Hedging and Pledging
We have a "hedging and pledging" policy restricting all directors, executive officers, and employees from, directly or indirectly, purchasing any security whose value derives from an equity security of the Company or any similar financial instrument that is designed to hedge or offset any decrease in market value of any equity securities of the Company. In addition, all directors and executive officers are prohibited from pledging equity securities of the Company as collateral for a loan or otherwise holding equity securities of the Company in a margin account.

COMPENSATION TABLES

BACKGROUND
The Compensation Tables for 2021 include compensation information for all the NEOs, which include Mr. Kelly, Mr. Wallace and Ms. Woods Keisling.
SUMMARY COMPENSATION TABLE
The following Summary Compensation Table includes the values for the elements of compensation detailed above. The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.

NEO	Job Title	Year	Salary(2) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)
Vincent D. Kelly	CEO	2021	566,592	999,997	449,500	102,520	2,118,609
		2020	553,846	999,998	396,500	139,229	2,089,573
		2019	600,000	999,990	489,500	133,813	2,223,303
Michael W. Wallace	COO, CFO	2021	385,420	599,996	359,600	38,886	1,383,902
		2020	360,192	599,992	317,200	30,199	1,307,583
		2019	350,000	299,994	244,750	20,395	915,139
Sharon Woods Keisling	Corp. Secretary and Treasurer	2021	165,256	139,993	117,994	12,389	435,632
		2020	161,538	139,997	104,081	13,197	418,813
		2019	175,000	131,247	128,494	12,105	446,846
(1)Amounts include time-based and performance-based LTIP awards. The fair value of the performance-based RSUs awarded in 2021 is based on the probable outcome of the performance conditions on the grant date and calculated at $11.13 per share, the closing price of the Company's common stock on December 31, 2020, the last trading day prior to the date of grant. Assuming maximum outcomes for 2021, the award would be approximately 137.5% of the values noted in the table above. Grant date fair values were determined in accordance with FASB ASC Topic 718. For additional information, refer to the footnotes of the audited financial statements that were included in the Company's 2021 Annual Report on Form 10-K for the year ended December 31, 2021.
(2)The NEOs each received a portion of their base salary earned from January 1, 2021 through September 30, 2021 in the form of fully vested shares of stock. Accordingly, during 2021, Mr. Kelly was issued 1,133 shares (in lieu of $22,438 in base salary), Mr. Wallace was issued 755 shares (in lieu of $14,959 in base salary) and Ms. Woods Keisling was issued 410 shares (in lieu of $6,545 in base salary).
(3)Amounts shown represent annual STIP awards paid in cash.
(4)Additional information is provided in the "All Other Compensation" table below.
ALL OTHER COMPENSATION
The following table summarizes all other compensation for the NEOs for the year ended December 31, 2021:

NEO	Job Title	Year	Insurance Premiums ($)	Company Contribution to Defined Contribution Plans ($)	Dividend Equivalent Rights (DER) ($)	Total ($)
Vincent D. Kelly	CEO	2021	1,584	8,700	92,236	102,520
Michael W. Wallace	COO, CFO	2021	552	8,700	29,634	38,886
Sharon Woods Keisling	Corp. Secretary and Treasurer	2021	327	1,286	10,776	12,389

GRANTS OF PLAN-BASED AWARDS
The following table sets forth the possible non-equity (cash-based), equity incentive plan (performance-based RSUs) and stock awards (time-based RSUs) that were granted to the NEOs in 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of RSUs	Grant Date Fair Value(5) ($)
NEO	Award(3)	Grant Date	Thresh-old(4) ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Max-imum (#)
Vincent D. Kelly	2021 STIP	January 2021	260,000	500,000	648,750	—	—	—	—	—
	2021 LTIP (time)	January 2021	—	—	—	—	—	—	44,923	499,993
	2021 LTIP (performance)	January 2021	—	—	—	35,939	44,924	61,097	—	500,004
Michael W. Wallace	2021 STIP	January 2021	208,000	400,000	519,000	—	—	—	—	—
	2021 LTIP (time)	January 2021	—	—	—	—	—	—	26,954	299,998
	2021 LTIP (performance)	January 2021	—	—	—	21,563	26,954	36,657	—	299,998
Sharon Woods Keisling	2021 STIP	January 2021	68,250	131,250	170,297	—	—	—	—	—
	2021 LTIP (time)	January 2021	—	—	—	—	—	—	6,289	69,997
	2021 LTIP (performance)	January 2021	—	—	—	5,031	6,289	8,553	—	69,997
(1)Amounts represent full year cash awards under the 2021 STIP. The actual payments were equal to 89.9% of the 2021 STIP target award and are discussed in the "Short-Term Incentive Compensation" section and reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)Amounts represent the RSUs awarded under the performance-based 2021 LTIP in 2021. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals of the 2021 LTIP are achieved. The performance period of the 2021 LTIP is the three year period ending December 31, 2023.
(3)All equity awards were granted on January 2, 2021.
(4)The amount shown in the "Threshold" column represents the amount that would have been paid for 2021 if we had achieved the minimum level of each financial performance objective and did not meet the operational performance objectives. Additional details are reflected in the "Short-Term Incentive Compensation" section.
(5)Amounts represent the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718, which, for the performance-based 2021 LTIP awards, is based upon the probable outcome of the underlying performance conditions. For additional information, refer to footnotes of the audited financial statements that were included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.
OUTSTANDING EQUITY AWARDS
At December 31, 2021, the following RSUs are outstanding for the NEOs:

	Stock Awards
	Time-Based Awards			Equity Incentive Plan Awards
NEO	Number of Unearned RSUs That Have Not Vested		Market or Payout Value of Unearned RSUs That Have Not Vested(1) ($)	Number of Unearned RSUs That Have Not Vested		Market or Payout Value of Unearned RSUs That Have Not Vested(1) ($)
Vincent D. Kelly	29,949	(4)	279,424	44,924	(3)	419,141
	13,628	(5)	127,149	40,883	(2)	381,438
Michael W. Wallace	17,970	(4)	167,660	26,954	(3)	251,481
	8,177	(5)	76,291	24,530	(2)	228,865
Sharon Woods Keisling	4,193	(4)	39,121	6,289	(3)	58,676
	1,908	(5)	17,802	5,724	(2)	53,405
(1)Market or payout values of the unvested RSUs' were based on our closing stock price at December 31, 2021, of $9.33.
(2)Represents the target number of performance-based RSUs awarded under the LTIP on January 2, 2020. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals are achieved over the three-year period ending on December 31, 2022.

(3)Represents the target number of performance-based RSUs awarded under the LTIP on January 2, 2021. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals are achieved over the three-year period ending on December 31, 2023.
(4)Represents the RSUs awarded on January 2, 2021. The RSUs are convertible into shares of the Company's common stock based on a three-year vesting period. The unvested RSUs will vest in equal annual installments on December 31, 2022 and 2023.
(5)Represents the RSUs awarded on January 2, 2020. The RSUs are convertible into shares of the Company's common stock based on a three-year vesting period. The unvested RSUs will vest on December 31, 2022.
STOCK AWARDS VESTED
The following table shows information regarding stock awards that vested during 2021 with respect to our NEOs. Amounts earned based on performance through the end of 2021 were not paid until after filing our Annual Report on Form 10-K for the year ended December 31, 2021, with the SEC and upon the Board's determination that the applicable performance goals were met.

	Stock Awards
NEO	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)(1)
Vincent D. Kelly	75,823	707,429
Michael W. Wallace	31,326	292,272
Sharon Woods Keisling	10,202	95,185
(1)Amounts are based on the closing price of our common stock of $9.33 on December 31, 2021, the date shares were vested. Payments in shares of the Company's common stock for our annual LTIP awards were made in March 2022 for performance-based awards, after filing of our Annual Report on Form 10-K for the year ended December 31, 2021, with the SEC, and in January 2022, for time-based awards.
The following table details the achievement of the pre-established performance criteria that allowed for payment of the vested RSUs in common stock of the Company in February 2022, after the filing of our Annual Report on Form 10-K for the year ended December 31, 2021, with the SEC.

Item #	2019-2021 Performance Period Criteria ($ in 000s)	Relative Weight	Target	Achievement	Weighted Actual Payout
1	Cumulative Wireless Revenue (2019-2021)	20%	$228,939	$250,586	25.8%
2	Cumulative Software Revenue (2019-2021)	20%	274,512	200,036	14.6%
3	Cumulative Software Operations Bookings (2019-2021)(1)	30%	150,000	88,464	17.7%
4	Cumulative Adjusted Operating and Capital Expenses (2019-2021)(2)	30%	$497,943	$455,592	33.8%
	Total	100%			91.9%
(1)Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales for our CCS products, or subscriptions, professional services and signature support for our Spok Go offering, which we are discontinuing in 2022. These contractual arrangements (bookings) represent future revenue.
(2)Operating expenses less depreciation, amortization and accretion expense, less severance, less stock-based compensation, less goodwill impairment, plus capitalized software development costs and plus capital expense (all calculated in accordance with U.S. GAAP).
PAYMENTS UPON TERMINATION OR TERMINATION DUE TO CHANGE IN CONTROL
Providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of involuntary termination of employment without cause. We did not pay or accrue any amounts relating to termination of any NEO for the year ended December 31, 2021.
Employment Agreement and Termination Arrangements – CEO
On February 16, 2022, the Company entered into a letter agreement with Vincent D. Kelly, the Company’s President and Chief Executive Officer. The letter agreement extends the term of Mr. Kelly’s employment agreement with the Company through December 31, 2024 and sets forth certain changes to Mr. Kelly’s compensation. For 2022, Mr. Kelly’s annual base salary is $600,000, his target annual bonus award level is $500,000 and the target amount of his annual long-term incentive award is valued at $1,000,000. These amounts are reduced for 2023 and 2024 to $500,000, $400,000 and $800,000, respectively.

Under his employment agreement, Mr. Kelly is eligible to participate in all of our benefit plans, including fringe benefits available to our senior executives, as such plans or programs are in effect from time to time. Mr. Kelly's agreement also allows for the use of an automobile, although he did not utilize this perquisite in 2021. The Board reviews Mr. Kelly’s base salary annually and may increase, but not decrease, the amount of his base salary. Mr. Kelly is eligible for the annual cash bonus; provided that he is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment with the Company prior to the date such annual bonus is payable. The annual bonus shall be payable in cash. Mr. Kelly's annual base salary and cash bonus target for 2021 are set forth above in the sections entitled "2021 Executive Compensation Program Decisions – Base Salary” and “- Short-Term Incentive Compensation.”
Under the employment agreement, we are not obligated to pay Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.
The employment agreement contains a covenant restricting Mr. Kelly from soliciting and hiring employees of the Company and its subsidiaries (both wireless and software businesses) and from competing against the Company and its subsidiaries (both wireless and software businesses) during Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.
Under the employment agreement, the agreement may be terminated with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; with “cause” (as defined in the employment agreement); and without cause upon notice from the Company. Mr. Kelly may terminate such agreement with our Company at any time upon 60 days written notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.
    Disability. The employment agreement provides that for termination as a result of disability, following the use of all accrued sick and personal days, we shall pay Mr. Kelly:
(1)A disability benefit equal to 50% of the base salary during the disability period in lieu of payment of his base salary;
(2)All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;
(3)An amount equal to two times the full base salary then in effect, payable in a lump sum within 45 days after such date of termination; and
(4)An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of disability, times (ii) the annual STIP target amount payable within 45 days after the date of termination.
Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under our disability benefit plans.
Death. The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:
(1)Base salary through the date of death;
(2)All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;
(3)An amount equal to two times the full base salary, payable in a lump sum within 45 days after the date of death; and
(4)An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.
Termination without Cause or For Good Reason. The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason (as defined in the employment agreement), he will be entitled to:
(1)Base salary through the date of termination payable within 10 business days;

(2)All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;
(3)An amount equal to two times the full base salary then in effect, payable in a lump sum within 45 days after the date of termination;
(4)An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination; provided that he shall be entitled to two times his annual STIP target if such termination occurs within one year following a change of control;
(5)An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;
(6)Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 24 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;
(7)Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and
(8)Full vesting of any unvested time-based equity awards and waiver of any continuous employment conditions on any unvested performance-based equity awards, which awards shall be payable if and when such performance objectives are achieved.
Assuming that the termination occurred on December 31, 2021, and our closing stock price at December 31, 2021, was $9.33, the targeted payments to the CEO are set forth in the following table:

Vincent D. Kelly CEO	Disability(1) ($)	Death(2) ($)	Termination without Cause or For Good Reason(3) ($)
Employment Agreement Benefits
Other Income(4)	415,846	—	—
Salary and Lump Sum Benefits(5)	1,408,333	1,700,000	2,200,000
Health Benefits(8)	—	—	68,745
Total Compensation under Employment Agreement	1,824,179	1,700,000	2,268,745

Company Incentive Plans and Other Benefits
Life Insurance(6)	—	250,000	—
Accrued Vacation Pay(7)	—	308,308	308,308
2021 STIP(9)	449,500	449,500	449,500
2019 LTIP Award (performance-based)(10)	351,806	351,806	351,806
2020 LTIP Award (time-based)(12)	83,918	83,918	127,149
2020 LTIP Award (performance-based)(13)	251,749	251,749	381,438
2021 LTIP Award (time-based)(14)	92,210	92,210	279,424
2021 LTIP Award (performance-based)(15)	138,317	138,317	419,141
All Other Compensation(11)	149,341	149,341	184,341
Total Compensation from Company Incentive Plans and Other Benefits	1,516,841	2,075,149	2,501,107
Total Compensation	3,341,020	3,775,149	4,769,852
(1)For purposes of the Disability benefits, Mr. Kelly was assumed to be disabled on June 1, 2021, through a termination date of December 31, 2021 (which includes 30 days written notice provided on December 1, 2021).
(2)For purposes of the "Death" scenario, it is assumed death occurred on December 31, 2021 .
(3)For purposes of the "Termination without Cause or For Good Reason" scenario, the termination date is assumed to have occurred on December 31, 2021. In the event of change in control, if terminated within one year of change in control date, Mr. Kelly would be entitled to one additional year of target annual bonus.

(4)This amount assumes Mr. Kelly has been paid his pro rata base salary from January 1, 2021, through December 31, 2021, under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under the “Disability” scenario includes a disability benefit equal to 50% of the base salary during the disability period, assumes the use of Mr. Kelly's accrued sick and personal days as of May 31, 2021, through termination on December 31, 2021, and reduces compensation by anticipated payments made under the Company's short- and long-term disability plans during the period of disability.
(5)These amounts represent the relevant lump sum payments pursuant to Mr. Kelly’s employment agreement and include the additional STIP target bonus amounts.
(6)This represents a standard benefit available to all employees.
(7)This payment was based on accrued vacation hours at December 31, 2021, under the “Death” and “Termination without Cause or For Good Reason” scenarios. This payment is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.
(8)This was the cost of continuation of health benefits that may be provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario represented reimbursement of the cost of continuation of health benefits provided to Mr. Kelly for 24 months.
(9)These amounts represent the actual amount of Mr. Kelly's 2021 STIP that was unpaid as of the date of termination, December 31, 2021.
(10)Pursuant to the terms of the 2019 LTIP award (performance-based), Mr. Kelly was entitled to 100% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. Payment of awards with performance obligations are not made until those requirements have been satisfied. The total RSUs awarded to Mr. Kelly for the 2019 performance-based LTIP award were 37,707. The amounts represent the market values at December 31, 2021, for the RSUs that would have vested, assuming performance at target level, as of December 31, 2021, under the 2019 LTIP award based on our closing stock price on such date of $9.33.
(11)The amount reflected under “Termination without Cause or For Good Reason” scenario consists of the maximum reimbursement for outplacement services of $35,000 and cumulative dividends earned through December 31, 2021, (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2019, 2020 and 2021 LTIP grants. For purposes of the "Disability" and "Death" scenarios the amounts reflected consist of cumulative dividends earned through December 31, 2021, (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2019, 2020 and 2021 LTIP grants. These amounts represent cumulative cash dividends of $1.50 per share for RSUs granted in 2019, $1.00 per share for RSUs granted in 2020, and $0.50 per share for RSUs granted in 2021.
(12)Pursuant to the terms of the 2020 LTIP award (time-based), Mr. Kelly was entitled to 66% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. The total RSUs awarded to Mr. Kelly for the 2020 time-based LTIP award were 40,883. At December 31, 2021, 13,628 shares remained unvested. The amounts represent the market values at December 31, 2021, for the RSUs that would have vested as of December 31, 2021, under the 2020 LTIP award based on our closing stock price on such date of $9.33.
(13)Pursuant to the terms of the 2020 LTIP award (performance-based), Mr. Kelly was entitled to 66% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any conditions for any unvested equity awards. Payment of awards with performance obligations are not made until those requirements have been satisfied. The total RSUs awarded to Mr. Kelly for the 2020 time-based LTIP award were 40,883. The amounts represent the market values at December 31, 2021, for the RSUs that would have vested, assuming performance at target level, as of December 31, 2021, under the 2020 LTIP award based on our closing stock price on such date of $9.33.
(14)Pursuant to the terms of the 2021 LTIP award (time-based), Mr. Kelly was entitled to 33% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. The total RSUs awarded to Mr. Kelly for the 2021 time-based LTIP award were 44,923. At December 31, 2021, 29,949 shares remained unvested. The amounts represent the market values at December 31, 2021, for the RSUs that would have vested as of December 31, 2021, under the 2021 LTIP award based on our closing stock price on such date of $9.33.
(15)Pursuant to the terms of the 2021 LTIP award (performance-based), Mr. Kelly was entitled to 33% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any performance-based conditions for any unvested equity awards. Payment of awards with performance obligations are not made until those requirements have been satisfied. The total RSUs awarded to Mr. Kelly for the 2021 performance-based LTIP award were 44,924. The amounts represent the market values at December 31, 2021, for the RSUs that would have vested, assuming performance at target level, as of December 31, 2021, under the 2021 LTIP award based on our closing stock price on such date of $9.33.
Termination Arrangements – NEOs (Excluding the CEO)
Mr. Wallace and Ms. Woods Keisling are employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements. The Company previously entered into Severance Agreements with the NEOs (excluding the CEO), for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements. In April 2017, the Company executed new Severance Agreements with its Executive Officers, including the NEOs (other than the CEO), the terms of which are substantially similar to the prior agreements.

    Termination without Cause. Under the terms of the Severance Agreements, the NEOs (other than the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.
(1)Continued payment of base salary for a minimum of 26 weeks, plus an additional two weeks for each year of service, up to a combined maximum of 52 weeks (the “Severance Period”);
(2)Continued group health plan benefits in accordance with COBRA. Under the Severance Agreements, COBRA coverage will be provided to NEOs at the discounted employee rate for the Severance Period; and at the end of such period, the NEOs are able to continue their COBRA coverage but they will be fully responsible for the entire COBRA premium amount; and
(3)Prorated portion of the award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year and actual performance for the year.
The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary.
Termination Vesting Provision for the 2019, 2020 and 2021 LTIP Grants. In accordance with the terms of the LTIP, if the NEOs (but not the CEO) are terminated for cause or voluntarily separate from service prior to the end of the applicable performance period, they shall forfeit any right to unvested awards, unless otherwise authorized by the Committee in its sole discretion. Otherwise, participants are entitled to a prorated award at the end of the performance period, provided the performance targets have been met.
Based on the total number of days they were employed during the performance period, in the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than 100% of the participant’s target award, with such amount determined in the Compensation Committee’s sole discretion. Payment will be made in the year following the participant’s death.
Assuming that the termination without cause occurred on December 31, 2021, and that our closing stock price at December 31, 2021, was $9.33, the targeted payments to the NEOs (excluding the CEO), are set forth in the following table:

NEO	Job Title	Salary ($)	Accrued Vacation Pay(1) ($)	Health Benefits(2) ($)	2021 STIP(3) ($)	LTIP and Other Equity Awards(4) ($)	All Other Compen-sation(5) ($)	Total ($)
Michael W. Wallace	COO, CFO	261,538	103,692	14,186	359,600	549,902	57,128	1,346,046
Sharon Woods Keisling	Corp. Secretary and Treasurer	175,000	87,702	14,495	117,994	89,925	17,669	502,785
(1)These payments were based on accrued vacation hours at December 31, 2021, pursuant to the vacation policy for the NEOs.
(2)These amounts represent the cost of continuation of health benefits for the Severance Period provided to the NEOs.
(3)These amounts represent the actual STIP award paid to the NEOs for 2021. The Company’s performance for 2021 resulted in payment at 89.9% of the STIP target.
(4)Pursuant to the terms of the LTIP, the NEOs were entitled to 91.9% of the target award for the performance-based 2019 grant, 66% of the target award for the 2020 grant and 33% of the target award for the 2021 grant. Payment for awards with performance obligations are not made until the end of the applicable performance period; however, for purposes of this table, we have included the value of the target number of performance-based RSUs, pro-rated for the 2020 and 2021 grants. The amounts represent the market values at December 31, 2021, for the RSUs based on our closing stock price on such date of $9.33.
(5)These amounts represent cumulative cash dividends accrued for RSUs granted but unvested as of December 31, 2021 of $1.50 per share for 2019 LTIP plans, $1.00 per share for 2020 LTIP plans, and $0.50 per share for 2021 LTIP plans. The amounts do not reflect interest earned on the cumulative cash dividends.

Change in Control Arrangements – NEOs (Excluding the CEO)
Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigns for “good reason” as defined in the Severance Agreements, then, the NEOs (other than the CEO) would be entitled to the following severance benefits, subject to their executing a release of claims.
The severance benefits upon a termination without cause or resignation for good reason occurring after a change in control, subject to execution of a release of claims would be:
(1)A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service, up to a maximum payment of two times the executive’s base salary;
(2)Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and
(3)An amount equal to 100% of the executive’s target award under the annual STIP for the calendar year in which the termination occurred.
In addition, in accordance with the terms of the LTIP, the NEOs (but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP:
(1)50% of the participant’s target award shall vest if a change in control occurs during the first year of the performance period;
(2)75% of the participant’s target award shall vest if a change in control occurs during the second year of the performance period; or
(3)100% of the participant’s target award shall vest if a change in control occurs during the third year of the performance period.
Additionally, one hundred percent (100%) of the participant's unvested time-based equity awards will be entitled to accelerated vesting in the event of a change in control. Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the applicable equity plan); or (2) on or after the third business day following the day that the Company filed its 2021 Annual Report with the SEC.
Assuming a termination without cause or resignation for good reason following a change in control occurred on December 31, 2021, and that our closing stock price at December 31, 2021, was $9.33, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

NEO	Job Title	Salary(1) ($)	Accrued Vacation Pay(2) ($)	Health Benefits(3) ($)	2021 STIP(4) ($)	LTIP and Other Equity Awards(5) ($)	All Other Compensation(6) ($)	Total ($)
Michael W. Wallace	COO, CFO	661,538	103,692	42,559	400,000	1,016,576	89,087	2,313,452
Sharon Woods Keisling	Corp. Secretary and Treasurer	350,000	87,702	43,486	131,250	198,815	25,126	836,379
(1)These amounts assume the NEOs have been paid their pro rata base salaries from January 1, 2021, through December 31, 2021.
(2)These payments were based on accrued vacation hours at December 31, 2021 pursuant to the vacation policy for the NEOs.
(3)These amounts represent the cost of continuation of health benefits provided to the NEOs for 18 months.
(4)These amounts represent the 2021 STIP award at the target level.
(5)These amounts represent the portion of the RSUs under the LTIP that were eligible to vest based on our closing stock price on December 31, 2021, of $9.33. These amounts would be payable without regard to termination of employment, but with respect to performance-based RSUs, only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP.
(6)These amounts represent cumulative cash dividends accrued for RSUs granted but unvested as of December 31, 2021 of $1.50 per share for 2019 LTIP plans, $1.00 per share for 2020 LTIP plans, and $0.50 per share for 2021 LTIP plans. The amounts do not reflect interest earned on the cumulative cash dividends.
We did not pay or accrue any amounts relating to termination and change in control payments for the NEOs for the year ended December 31, 2021.

The LTIP contains a forfeiture policy for termination with cause. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.
Retention Bonus Program – NEOs
On September 11, 2021, in connection with the announcement by the Company of a strategic alternatives review on September 3, 2021, and in the interest of promoting the retention of key executive personnel, the Compensation Committee of the Company’s Board approved a retention bonus program for NEOs Michael Wallace and Sharon Woods Keisling. Under the program, retention bonuses will be paid in a single lump sum upon the consummation of a Company sale or other change in control transaction that occurs on or before May 1, 2022, subject to the recipient’s continued employment with the Company through the closing of the transaction. The retention bonus amount for Mr. Wallace is $400,000 and for Ms. Woods Keisling is $175,000.
On February 16, 2022, the Company approved an amended retention bonus program for Mr. Wallace and Ms. Woods Keisling. Under the program, as amended, retention bonuses will be paid in a single lump sum upon the earlier of December 31, 2022, or the date of consummation of a Company sale or other change in control transaction, subject to the recipient’s continued employment with the Company through such date. This retention bonus program amends and replaces, without duplication, the retention bonus program previously approved by the Company on September 11, 2021, in connection with the commencement of its strategic alternatives review process. The amended retention bonus program provides retention bonuses of $200,000 for Mr. Wallace and $87,500 for Ms. Woods Keisling.
SEVERANCE RECOVERY POLICY
We maintain a clawback provision regarding severance benefits. Under the clawback provision, executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is our policy to seek the reimbursement of severance benefits paid to executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.
The Company’s Restricted Stock Agreement under the 2012 and 2020 Equity Plans includes a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 1 – ELECTION OF DIRECTORS
Below are six nominees for director who the Company believes are best positioned to serve our Company and stockholders. The Board unanimously recommends that you vote "FOR" each of the six of the nominees. In doing so, the nominees will be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified.
Properly executed proxies will be voted as marked. Unmarked proxies will be voted "FOR" each of the six nominees named below.
It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. However, if before the election one or more nominees are unable to serve (a situation we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by our Board (unless our Board reduces the number of directors to be elected).
Set forth below is certain information, as of April 28, 2022, for each individual nominated to the Board:

Dr. Bobbie Byrne, age 54, became a director of the Company in January 2020. She is a member of the Cybersecurity Committee.
Position, Principal Occupation and Professional Experience: Dr. Byrne has served as Chief Information Officer at Advocate Aurora Health since 2017 and is responsible for all information technology applications, information security, infrastructure, clinical informatics, data warehousing and business intelligence across the entire healthcare system. In 2017 she served as CMO at Edward-Elmhurst Health where she was responsible for quality and safety, clinical research, information technology and patient experience and prior to that she was the CIO from 2009 to 2017 where she oversaw the Epic and Lawson implementations. Dr. Byrne was the Clinical Director at the Certification Commission for Healthcare Information Technology in 2009 and served as the SVP, Clinical Solutions for Eclipsys, Inc. (now Allscripts, Inc.) from 2005 to 2009. She currently serves on the board of directors for SOC Telemed, Inc., a publicly traded acute care telemedicine services provider.
Director Qualifications: Dr. Byrne has extensive operational and executive management experience with over 20 years of experience in the healthcare industry, which provides a unique insight to the Company as it transitions to a cloud-based software Company. She completed medical school at Northwestern University and pediatrics residency at Children’s Memorial Medical Center in Chicago. She also practiced at Northwestern Memorial Hospital and North Shore University Healthcare. She received her M.B.A. from the Kellogg Graduate School of Management and her B.A. from Northwestern University. She is active in the informatics work of the American Academy of Pediatrics, having served on the organization’s Physician Advisory Council for Informatics. She is board certified in both Pediatrics and Clinical Informatics. Dr. Byrne has the requisite qualifications to serve as a director.

Christine M. Cournoyer, age 70, became a director of the Company in March 2020. She is the Chair of the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience: Ms. Cournoyer currently serves as a strategic advisor to digital health companies and as a board member of CareDx, Inc., a leading precision medicine company providing solutions for transplant patients, since 2019. She served as CEO and Chairperson of N-of-One, Inc. from 2012 to 2019 until it was acquired by QIAGEN N.V., for whom she served as a strategic advisor for the remainder of 2019. In her time as CEO of N-of-One, Inc., Ms. Cournoyer led the transformation from a patient concierge business to a leading molecular decision support company selling to large health providers and leading molecular diagnostic commercial labs. She, along with the efforts of her team, created a HIPAA compliant platform running in the cloud that scaled to interpret hundreds of thousands of molecular diagnostics tests. From 2010 to 2011, Ms. Cournoyer served as the VP of Clinical Analytics for UnitedHealth Group/Optum where she was responsible for clinical solutions and defining the clinical support strategy. Between 2006 and 2010, she was the President and COO for Picis, a global leader in healthcare IT. Ms. Cournoyer also served as a board member of Emerson Hospital from 2012 to 2018, BJ's Wholesale Club from 2008 to 2011, Stride Rite from 2001 to 2007 and GTECH from 2003 to 2006. Prior positions include Managing Director, Database Division, of Harte Hanks, and VP of Global Business Transformation and CIO of the IBM Software Group.
Director Qualifications: Ms. Cournoyer has over 30 years of management experience in the Software and Healthcare IT industry. Ms. Cournoyer has extensive public and private board experience, having served on the board of directors for three public companies: Stride Rite, GTECH, and BJ’s Wholesale Club. Ms. Cournoyer served as the Chairperson of the Board of Directors for N-of-One, a privately held venture backed company in molecular/genomics decision support. She is presently serving on the board of CareDx, a leader in the field of transplants. Ms. Cournoyer has experience serving on the Finance, Audit, and Compensation Committees, and has chaired a Technology Committee for two of the boards. Ms. Cournoyer has also served on a nonprofit board as a member of the Emerson Hospital Board of Trustees. She holds a B.S. degree in Business Administration from the University of Massachusetts, an M.A. in Economics from Northeastern University and is a graduate of the MIT Executive Education Program. Ms. Cournoyer has the requisite qualifications to serve as a director.

Randy Hyun, age 48, became a director of the Company in 2021. Mr. Hyun is a member of the Compensation Committee.
Position, Principal Occupation and Professional Experience: Mr. Hyun is the Chief Operating Officer of CarepathRx LLC and the Chief Executive Officer of CarepathRx Health Systems Solutions. At CarepathRx, a privately held company that provides pharmacy and technology solutions to hospitals, payers, and patients, Mr. Hyun is responsible for overseeing and managing the growth of the company and directly managing key corporate functions. Prior to joining CarepathRx in 2020, Mr. Hyun was Chief Executive Officer of Aetna Medicaid from 2018 through 2020 and President of Aetna Pharmacy Management from 2017 to 2018, both subsidiaries of CVS Health, a provider of health services in the health insurance, PBM, and retail pharmacy markets. From 1997 until 2017, Mr. Hyun held varying roles of increasing responsibility at McKesson Corporation, a provider of supply chain and technology solutions to healthcare providers.
Director Qualifications: Mr. Hyun has extensive management experience in the healthcare services industry with over 20 years of experience including a robust background in strategy and operations. He received his M.B.A. from the Wharton School at the University of Pennsylvania and his B.S. from the Massachusetts Institute of Technology. Mr. Hyun has the requisite qualifications to serve as a director.

Vincent D. Kelly, age 62, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when the Company was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003.
Position, Principal Occupation and Professional Experience: Prior to this appointment, he had also served at various times as Chief Operating Officer, Chief Financial Officer and Executive Vice President of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly serves as CEO for all of our subsidiaries as well as a Director. Mr. Kelly served on the Boards of Tellabs from 2012 to 2013 and Penton Media from 2003 to 2007.
Director Qualifications: Mr. Kelly has been involved with the wireless and telecommunications industry for over 25 years and the software industry for over four years. Mr. Kelly holds a BS in accounting from George Mason University. Mr. Kelly has the requisite qualifications to continue as a director.

Brett Shockley, age 62, became a director of the Company in June 2020. He is a member of the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience: Mr. Shockley currently serves as the Chief Executive Officer and Chairman of Journey AI, Inc., a private software company that provides a trusted identity platform delivering security, privacy and frictionless customer experience solutions to the contact center industry, since he co-founded the company in May 2016. He has also served on the board of directors of eGain Corporation (“eGain”), a software service provider, since January 2015 and has served as eGain’s Lead Independent Director since September 2017. From 2008 to 2014, Mr. Shockley held various positions at Avaya Holdings Corp., a technology company specializing in business communications, most recently serving as a Senior Vice President of Corporate Strategy, Corporate Development and Chief Technology Officer from May 2013 to December 2014. Prior to that, Mr. Shockley served as Chief Executive Officer, President and a Co-Founder of Spanlink Communications, Inc., a provider of contact center technologies and network infrastructure implementations, from 1988 to 2008. In addition, from 2007 to 2008, Mr. Shockley served as the Co-Founder and a director of Calabrio, Inc., a workforce optimization software company.
Director Qualifications: Mr. Shockley has extensive management experience in the Software and Technology industry with technical expertise and experience leading transitions from hardware to software, on-premise to cloud, and perpetual license to subscription SaaS. During his career, Mr. Shockley has developed technical expertise in contact center hardware and software, workforce optimization software and analytics, and security and privacy software. Mr. Shockley also has extensive public and private board experience, including his current service as the Lead Independent Director at eGain. He holds a B.S. in Mechanical Engineering from the University of Minnesota’s Institute of Technology and an M.B.A. in Marketing from the University of Minnesota’s Carlson School of Management. Mr. Shockley has the requisite qualifications to serve as director.

Todd Stein, age 44, became a director of the Company in July 2018. He is a member of the Audit Committee.
Position, Principal Occupation and Professional Experience: Mr. Stein is Co-Investment Manager of Dallas-based Braeside Investments, LLC, the investment manager of private investment partnerships focusing on global small and micro-cap equities. Mr. Stein’s core competency is applying fundamental analysis to purchase undervalued securities.  Prior to co-founding Braeside in 2004, Mr. Stein was a portfolio manager at Q Investments, L.P. During his tenure at Q, Mr. Stein co-managed a merger arbitrage portfolio in addition to serving as the firm’s primary analyst on its short distressed/bankrupt equities portfolio. In 2002, Mr. Stein was appointed by the U.S. Trustee of the Northern District of Illinois to serve on the official creditors’ committee of United Airlines. Mr. Stein holds the Chartered Financial Analyst designation.
Director Qualifications: The funds managed by Braeside have held shares of the Company for more than six years. Thus, Mr. Stein has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Stein has nearly two decades of experience in global investment management. Mr. Stein provides insight into capital allocation, which assists the Company in evaluating strategic growth opportunities for our critical communication solutions.  Mr. Stein has the requisite qualifications to continue as a director.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board:
The Board recommends a vote “FOR” the election of all director nominees named above.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of Grant Thornton by the stockholders in order to give the stockholders a voice in the designation of our auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
If the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will consider the appointment of another independent registered public accounting firm for 2022 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.
Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2022.
Recommendation of the Audit Committee and Board:
The Audit Committee and the Board recommend a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our stockholders to hold an advisory vote to approve NEO compensation as disclosed in this Proxy Statement in accordance with the rules of the SEC. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at our annual meeting of stockholders in 2023.
Our executive compensation programs are designed to attract, motivate, and retain the NEOs, who are critical to the success of our Company. Under these programs, the NEOs are rewarded for the achievement of specific short-term and long-term performance objectives, corporate strategies, business objectives and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for the NEOs to ensure these programs achieve the desired goals of aligning the executive compensation structure with the stockholders’ interests and current market practices. Based on this philosophy, for 2021, the Compensation Committee approved (1) no changes to base salaries for NEOs, (2) annual performance-based STIP awards, (3) annual LTIP awards for the 2021-2023 performance period, and (4) annual time-based LTIP awards for the 2021-2023 vesting period. We request our stockholders approve, on an advisory basis, the NEO compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CD&A”) and the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather is intended to address the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.
Unless marked otherwise, proxies received will be voted “FOR” the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve on an advisory basis the compensation of the Company’s NEOs, as described in the CD&A and in the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, they intend to consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote “FOR” the advisory resolution to approve NEO compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS, OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS
The following table provides summary information regarding beneficial ownership of our common stock as of April 8, 2022 for:
•Each person or group who beneficially owns more than 5% of our common stock on a fully diluted basis including restricted stock granted;
•Each of the NEOs;
•Each of the directors; and
•All of the directors and executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity reporting ownership on or before April 8, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, RSUs, DSUs or other rights, held by such person that are currently exercisable or will become exercisable or vest within 60 days of April 8, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer is c/o Spok Holdings, Inc., 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent D. Kelly(1)	261,898	1.33%
Michael W. Wallace(2)	69,155	*
Sharon Woods Keisling (2)	28,407	*
Royce Yudkoff(3)	62,488	*
N. Blair Butterfield(3)(4)	34,913	*
Dr. Bobbie Byrne(3)	12,089	*
Christine M. Cournoyer(3)	14,332	*
Stacia A. Hylton(3)	30,108	*
Randy Hyun(3)	2,141	*
Matthew Oristano(3)	60,448	*
Brett Shockley(3)	13,248	*
Todd Stein(3)(9)	1,102,605	5.60%
All directors and executive officers as a group (12 persons)(5)	1,691,832	8.59%
Acacia Research Corporation(6)	1,261,883	6.41%
Dimensional Fund Advisers LP(7)	1,309,236	6.65%
Renaissance Technologies LLC(8)	1,212,522	6.16%
Braeside Investments, LLC(10)	1,080,127	5.48%
* Denotes less than 1%.
(1) The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on February 25, 2022. Vincent D. Kelly, Trustee of the Vincent DePaul Kelly Third Amended and Restated Revocable Trust has sole voting and sole dispositive power with respect to all shares reported herein.
(2) The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on February 25, 2022.
(3) The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on October 1, 2021.
(4) N. Blair Butterfield, Trustee of the Butterfield Joint Revocable Trust, has sole voting and sole dispositive power with respect to all shares reported herein.

(5) All directors and executive officers as a group consists of all members of the Board of Directors, and all current executive officers.
(6) The information regarding this stockholder is derived from a Schedule 13D filed by stockholder with the SEC on August 30, 2021. Acacia Research Corporation has sole voting and dispositive power with respect to all shares reported herein. Acacia Research Corporation’s address is as follows: 767 3rd Avenue, Suite 602, New York, NY 10017.
(7) The information regarding this stockholder is derived from a Schedule 13G/A filed by the stockholder with the SEC on February 8, 2022. Dimensional Fund Advisors LP, has sole voting power with respect to 1,272,355 shares and sole dispositive power with respect to 1,309,236 shares reported herein. The Dimensional Fund Advisors LP's address is as follows: Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(8) The information regarding this stockholder is derived from a Schedule 13G/A filed by the stockholder with the SEC on February 11, 2022. Renaissance Technologies LLC has sole voting power with respect to 1,178,538 shares and sole dispositive power with respect to 1,212,522 shares. Renaissance Technologies LLC's address is as follows: 800 Third Avenue, New York, NY 10022.
(9) The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on October 1, 2021. Todd Stein Holds 22,478 shares directly and has sole voting and dispositive power over such shares. Mr. Stein has shared voting and shared dispositive power over the remaining shares, which are held by entities for which Braeside Investments, LLC serves as investment manager as described in footnote 10 below.
(10) The information regarding this stockholder is derived from a Form 4 filed by Todd Stein with the SEC on October 1, 2021. Braeside Investments, LLC and Todd Stein have shared voting and shared dispositive power with respect to all shares reported herein, which are held by Braeside Capital, L.P. (511,629 shares of common stock), Braeside Capital II, L.P. (553,390 shares of common stock) and Braeside Investments, LLC (15,108 shares of common stock). Braeside Investments, LLC serves as the investment manager of Braeside Capital, L.P. and Braeside Capital II, L.P. As a co-manager of Braeside Investments, LLC, Mr. Stein may be deemed to beneficially own the shares beneficially owned directly by Braeside Capital, L.P., Braeside Capital II, L.P. and Braeside Investments, LLC. Braeside Investments, LLC and Todd Stein’s address is as follows: 5430 LBJ Freeway, Suite 1555 Dallas, TX 75240.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth, as of December 31, 2021, the number of securities outstanding under our currently authorized equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders:(1)
2012 Spok Holdings, Inc. Equity Incentive Plan(2)	274,320	—	—
2020 Spok Holdings, Inc. Equity Incentive Plan(2)	496,851	—	990,129
Equity compensation plan not approved by security holders:
None	—	—	—
Total	771,171	—	990,129
(1)The 2012 and 2020 Equity Plans provide that common stock authorized for issuance under the plans may be granted in the form of common stock, stock options, restricted stock, RSUs and DSUs. For the year ending December 31, 2021, 62,025 shares of restricted stock and 22,566 DSUs and were granted to the non-executive members of the Board under the 2020 Equity Plan, and 572,901 RSUs were issued to eligible employees under the 2020 Equity Plan.
(2)The amount shown represents outstanding RSUs and DSUs. RSUs and DSUs do not have an associated exercise or strike price.

RELATED PARTY TRANSACTIONS AND CODE OF CONDUCT
TRANSACTIONS WITH RELATED PARTIES
Dr. Bobbie Byrne serves as Chief Information Officer at Advocate Aurora Health, which is a current customer of the Company. For the years ended December 31, 2021, and 2020, we recognized revenues of $1.0 million and $0.7 million, respectively, related to contracts with Advocate Aurora Health.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, our Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the Vice President, Human Resources & Administration, who will review the matter with the Audit Committee. In addition, each director and officer is expected to identify to the Secretary, by means of an annual director and officer questionnaire, any person or entity with which the director or officer may have a relationship that is engaged or is about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review.
CODE OF BUSINESS CONDUCT AND ETHICS
Spok has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the chief executive officer and chief financial officer. This Code of Business Conduct and Ethics may be found on our website at www.spok.com/meet-spok/investor-relations. During 2021, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Spok intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on its website.

STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS
Stockholder proposals intended for inclusion in our proxy statement for the annual meeting of stockholders in 2023 must be received by Sharon Woods Keisling, Corporate Secretary and Treasurer, Spok Holdings, Inc., 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315, no later than February 14, 2023.
The Company’s Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting, other than proposals intended for inclusion in our proxy statement, must notify our Secretary thereof in writing during the period 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than 90 days before such annual meeting or, if later, 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, to nominate a director or bring any other business before the annual meeting of stockholders in 2023 stockholders must notify the Secretary in writing at a time that is not before March 28, 2023, and not after April 27, 2023. These stockholder notices must set forth certain information specified in the Company’s Bylaws.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 27, 2023.
In connection with the annual meeting of stockholders in 2023, the Company intends to file a Proxy Statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
We have filed our 2021 Annual Report on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report to Stockholders, which includes the 2021 Annual Report on Form 10-K, by writing to Spok Holdings, Inc., Attn: Investor Relations, 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315. Stockholders may also obtain a copy of the Annual Report to Stockholders by accessing our website at www.spok.com.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet. The SEC's rules permit us to deliver a single Notice of Internet Availability of Proxy Materials (the "Notice") or single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one Notice, Proxy Statement or Annual Report, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, as applicable, now or in the future, please contact Investor Relations at (312) 445-2866 or in writing at Spok Holdings, Inc. Attn: Investor Relations, 5911 Kingstowne Village Parkway, 6th Floor, Alexandria, Virginia 22315. If you are currently a stockholder sharing an address with another stockholder and are receiving more than one Notice, Proxy Statement or Annual Report, as applicable, and wish to receive only one copy of future Notices, Proxy Statements or Annual Reports, as applicable, for your household, please contact Investor Relations at the above phone number or address.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPOK2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85424-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPOK HOLDINGS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Dr. Bobbie Byrne	☐	☐	☐
1b. Christine M. Cournoyer	☐	☐	☐
1c. Randy Hyun	☐	☐	☐
1d. Vincent D. Kelly	☐	☐	☐
1e. Brett Shockley	☐	☐	☐
1f. Todd Stein	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 26, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D85425-TBD

Proxy — SPOK HOLDINGS, INC.

FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael W. Wallace and Vincent D. Kelly (the "Proxy Committee"), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Spok Holdings, Inc. that the undersigned is entitled to vote and holds of record on June 1, 2022 at the Annual Meeting of Stockholders of Spok Holdings, Inc. to be held virtually on Tuesday, July 26, 2022 at 10:00 am (ET), live via the Internet at: **www.virtualshareholdermeeting.com/SPOK2022**.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote the shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting online.

This proxy when properly executed will be voted in the manner you have directed. **If you do not specify any directions, this proxy will be voted FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.**

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

(TO BE SIGNED ON REVERSE SIDE)